Filed Pursuant to Rule 424(b)(2)

Registration Nos. 333-221324 and 333-221324-01

The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement and the accompanying market measure supplement, prospectus supplement and prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject To Completion, dated September 27, 2019

PRICING SUPPLEMENT No. 189 dated October , 2019

(To Market Measure Supplement dated May 18, 2018,

Prospectus Supplement dated May 18, 2018

and Prospectus dated April 5, 2019)

Wells Fargo Finance LLC Medium-Term Notes, Series A Fully and Unconditionally Guaranteed by Wells Fargo & Company ETF Linked Securities

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Oil & Gas Exploration & Production ETF and the VanEck Vectors® Gold Miners ETF due November 7, 2024

■	Linked to the lowest performing of the SPDR® S&P® Oil & Gas Exploration & Production ETF and the VanEck Vectors® Gold Miners ETF (each referred to as a “Fund”)
■	Face amount of $1,000 per security
■	Unlike ordinary debt securities, the securities do not provide for fixed payments of interest, do not repay a fixed amount of principal at stated maturity and are subject to potential automatic call prior to stated maturity upon the terms described below. Whether the securities pay a contingent coupon, whether the securities are automatically called prior to stated maturity and, if they are not automatically called, whether you receive the face amount of your securities at stated maturity will depend in each case on the fund closing price of the lowest performing Fund on the relevant calculation day. The lowest performing Fund on any calculation day is the Fund that has the lowest fund closing price on that calculation day as a percentage of its starting price
■	Contingent Coupon. The securities will pay a contingent coupon on a quarterly basis until the earlier of stated maturity or automatic call if, and only if, the fund closing price of the lowest performing Fund on the calculation day for that quarter is greater than or equal to its threshold price. However, if the fund closing price of the lowest performing Fund on a calculation day is less than its threshold price, you will not receive any contingent coupon for the relevant quarter. If the fund closing price of the lowest performing Fund is less than its threshold price on every calculation day, you will not receive any contingent coupons throughout the entire term of the securities. The contingent coupon rate will be determined on the pricing date and will be at least 11.00% per annum
■	Automatic Call. If the fund closing price of the lowest performing Fund on any of the quarterly calculation days from November 2020 to August 2024, inclusive, is greater than or equal to its starting price, we will automatically call the securities for the face amount plus a final contingent coupon payment
■	Potential Loss of Principal. If the securities are not automatically called prior to stated maturity, you will receive the face amount at stated maturity if, and only if, the fund closing price of the lowest performing Fund on the final calculation day is greater than or equal to its threshold price. If the fund closing price of the lowest performing Fund on the final calculation day is less than its threshold price, you will lose more than 40%, and possibly all, of the face amount of your securities
■	The threshold price for each Fund is equal to 60% of its starting price
■	If the securities are not automatically called prior to stated maturity, you will have full downside exposure to the lowest performing Fund from its starting price if its fund closing price on the final calculation day is less than its threshold price, but you will not participate in any appreciation of either Fund and will not receive any dividends on shares of either Fund
■	Your return on the face amount of the securities will depend solely on the performance of the Fund that is the lowest performing Fund on each calculation day. You will not benefit in any way from the performance of the better performing Fund. Therefore, you will be adversely affected if either Fund performs poorly, even if the other Fund performs favorably
■	All payments on the securities are subject to credit risk, and you will have no ability to pursue the shares of either Fund or any securities held by either Fund for payment; if Wells Fargo Finance LLC, as issuer, and Wells Fargo & Company, as guarantor, default on their obligations, you could lose some or all of your investment
■	No exchange listing; designed to be held to maturity

On the date of this preliminary pricing supplement, the estimated value of the securities is approximately $936.86 per security. While the estimated value of the securities on the pricing date may differ from the estimated value set forth above, we do not expect it to differ significantly absent a material change in market conditions or other relevant factors. In no event will the estimated value of the securities on the pricing date be less than $906.86 per security. The estimated value of the securities was determined for us by Wells Fargo Securities, LLC using its proprietary pricing models. It is not an indication of actual profit to us or to Wells Fargo Securities, LLC or any of our other affiliates, nor is it an indication of the price, if any, at which Wells Fargo Securities, LLC or any other person may be willing to buy the securities from you at any time after issuance. See “Estimated Value of the Securities” in this pricing supplement.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Risk Factors” herein on page PRS-11.

The securities are the unsecured obligations of Wells Fargo Finance LLC, and, accordingly, all payments are subject to credit risk. If Wells Fargo Finance LLC, as issuer, and Wells Fargo & Company, as guarantor, default on their obligations, you could lose some or all of your investment. The securities are not savings accounts, deposits or other obligations of a depository institution and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this pricing supplement or the accompanying market measure supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Original Offering Price(1)	Agent Discount(2)	Proceeds to Wells Fargo Finance LLC
Per Security	$1,000.00	$30.00	$970.00
Total
(1)	The original offering price for investors purchasing the securities in fee-based advisory accounts is $977.50 per security. The selected dealers selling to such accounts may charge and receive fees of up to $7.50 per security and the agent will forego any other discount, or selling concession with respect to such sales.
(2)	The agent will receive an agent discount of up to $30.00 per security, and from such agent discount will allow selected dealers variable selling concessions of up to $30.00 per security; provided that, the agent discount for securities purchased in a fee-based advisory account will consist only of the fees, if any, charged and received by the selected dealers which will not exceed $7.50 per security. Wells Fargo Securities, LLC, an affiliate of Wells Fargo Finance LLC and a wholly owned subsidiary of Wells Fargo & Company, is the agent for the distribution of the securities and is acting as principal. See “Terms of the Securities—Agent” and “Estimated Value of the Securities” in this pricing supplement for further information.

Wells Fargo Securities

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Oil & Gas Exploration & Production ETF and the VanEck Vectors® Gold Miners ETF due November 7, 2024

Terms of the Securities

Issuer:	Wells Fargo Finance LLC.
Guarantor:	Wells Fargo & Company.
Market Measures:	The SPDR® S&P® Oil & Gas Exploration & Production ETF and the VanEck Vectors® Gold Miners ETF (each referred to as a “Fund,” and collectively as the “Funds”).
Pricing Date:	October 28, 2019.*
Issue Date:	October 31, 2019.* (T+3)
Original Offering Price:	$1,000 per security; provided that the original offering price is $977.50 per security for investors purchasing the securities in fee-based advisory accounts.
Face Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.
Contingent Coupon Payment:

On each contingent coupon payment date, you will receive a contingent coupon payment at a per annum rate equal to the contingent coupon rate if, and only if, the fund closing price of the lowest performing Fund on the related calculation day is greater than or equal to its threshold price. Each “contingent coupon payment,” if any, will be calculated per security as follows: ($1,000 × contingent coupon rate)/4. Any contingent coupon payment will be rounded to the nearest cent, with one-half cent rounded upward.

If the fund closing price of the lowest performing Fund on any calculation day is less than its threshold price, you will not receive any contingent coupon payment on the related contingent coupon payment date. If the fund closing price of the lowest performing Fund is less than its threshold price on all quarterly calculation days, you will not receive any contingent coupon payments over the term of the securities.

Contingent Coupon Payment Dates:	Quarterly, on the third business day following each calculation day (as each such calculation day may be postponed pursuant to “—Postponement of a Calculation Day” below, if applicable), provided that the contingent coupon payment date with respect to the final calculation day will be the stated maturity date. If a calculation day is postponed with respect to one or both Funds, the related contingent coupon payment date will be three business days after the last calculation day as postponed. If a contingent coupon payment date is postponed, the contingent coupon payment, if any, due on that contingent coupon payment date will be made on that contingent coupon payment date as so postponed with the same force and effect as if it had been made on the originally scheduled contingent coupon payment date, that is, with no additional amount accruing or payable as a result of the postponement.
Contingent Coupon Rate:	The “contingent coupon rate” will be determined on the pricing date and will be at least 11.00% per annum.
Automatic Call:

If the fund closing price of the lowest performing Fund on any of the quarterly calculation days from November 2020 to August 2024, inclusive, is greater than or equal to its starting price, the securities will be automatically called, and on the related call settlement date you will be entitled to receive a cash payment per security in U.S. dollars equal to the face amount per security plus a final contingent coupon payment. The securities will not be subject to automatic call until the fourth quarterly calculation day, which is approximately one year after the issue date.

If the securities are automatically called, they will cease to be outstanding on the related call settlement date and you will have no further rights under the securities after such call settlement date. You will not receive any notice from us if the securities are automatically called.

Calculation Days:	Quarterly, on the 2nd day of each February, May, August and November, commencing February 2020 and ending August 2024, and the final calculation day*, each subject to postponement as described below under “—Postponement of a Calculation Day.” We refer to November 4, 2024* as the “final calculation day.”
Call Settlement Date:

Three business days after the applicable calculation day (as such calculation day may be postponed pursuant to “—Postponement of a Calculation Day” below, if applicable). If a calculation day is postponed with respect to one or both Funds, the related call settlement date will be three business days after the last calculation day as postponed.

PRS-2

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Oil & Gas Exploration & Production ETF and the VanEck Vectors® Gold Miners ETF due November 7, 2024

Stated Maturity Date:	November 7, 2024*. If the final calculation day is postponed, the stated maturity date will be the later of (i) November 7, 2024* and (ii) three business days after the last final calculation day as postponed. See “—Postponement of a Calculation Day” below. If the stated maturity date is not a business day, the payment to be made on the stated maturity date will be made on the next succeeding business day with the same force and effect as if it had been made on the stated maturity date. The securities are not subject to repayment at the option of any holder of the securities prior to the stated maturity date.
Maturity Payment Amount:

If the securities are not automatically called prior to the stated maturity date, you will be entitled to receive on the stated maturity date a cash payment per security in U.S. dollars equal to the maturity payment amount (in addition to the final contingent coupon payment, if any). The “maturity payment amount” per security will equal:

•

if the ending price of the lowest performing Fund on the final calculation day is greater than or equal to its threshold price: $1,000; or

•

if the ending price of the lowest performing Fund on the final calculation day is less than its threshold price:

$1,000 × performance factor of the lowest performing Fund on the final calculation day

If the securities are not automatically called prior to stated maturity and the ending price of the lowest performing Fund on the final calculation day is less than its threshold price, you will lose more than 40%, and possibly all, of the face amount of your securities at stated maturity. Any return on the face amount of the securities will be limited to the sum of your contingent coupon payments, if any.  You will not participate in any appreciation of either Fund, but you will have full downside exposure to the lowest performing Fund on the final calculation day if the ending price of that Fund is less than its threshold price. All calculations with respect to the maturity payment amount will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.000005 would be rounded to 0.00001); and the maturity payment amount will be rounded to the nearest cent, with one-half cent rounded upward.

Lowest Performing Fund:	For any calculation day, the “lowest performing Fund” will be the Fund with the lowest performance factor on that calculation day (as such calculation day may be postponed for one or both Funds pursuant to “—Postponement of a Calculation Day” below, if applicable).
Performance Factor:	With respect to a Fund on any calculation day, its fund closing price on such calculation day divided by its starting price (expressed as a percentage).
Fund Closing Price:	With respect to a Fund, the “fund closing price” on any trading day means the product of (i) the closing price of one share of such Fund (or one unit of any other security for which a fund closing price must be determined) on such trading day and (ii) the adjustment factor applicable to such Fund on such trading day.
Closing Price:	The “closing price” for one share of a Fund (or one unit of any other security for which a closing price must be determined) on any trading day means the official closing price on such day published by the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such Fund (or any such other security) is listed or admitted to trading.
Adjustment Factor:	The “adjustment factor” means, with respect to a share of a Fund (or one unit of any other security for which a fund closing price must be determined), 1.0, subject to adjustment in the event of certain events affecting the shares of such Fund. See “Additional Terms of the Securities—Anti-dilution Adjustments Relating to a Fund; Alternate Calculation” below.

____________________

*To the extent that we make any change to the expected pricing date or expected issue date, the calculation days and stated maturity date may also be changed in our discretion to ensure that the term of the securities remains the same.

PRS-3

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Oil & Gas Exploration & Production ETF and the VanEck Vectors® Gold Miners ETF due November 7, 2024

Starting Price:

With respect to the SPDR® S&P® Oil & Gas Exploration & Production ETF: $ , its fund closing price on the pricing date.

With respect to the VanEck Vectors® Gold Miners ETF: $ , its fund closing price on the pricing date.

Ending Price:	The “ending price” of a Fund will be its fund closing price on the final calculation day.
Threshold Price:

With respect to the SPDR® S&P® Oil & Gas Exploration & Production ETF: $ , which is equal to 60% of its starting price.

With respect to the VanEck Vectors® Gold Miners ETF: $ , which is equal to 60% of its starting price.

Postponement of a Calculation Day:	If any calculation day is not a trading day with respect to either Fund, such calculation day for each Fund will be postponed to the next succeeding day that is a trading day with respect to each Fund. A calculation day for a Fund is also subject to postponement due to the occurrence of a market disruption event with respect to such Fund on such calculation day. See “Additional Terms of the Securities—Market Disruption Events.”
Calculation Agent:	Wells Fargo Securities, LLC
No Listing:	The securities will not be listed on any securities exchange or automated quotation system.
Material Tax Consequences:	For a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the securities, see “United States Federal Tax Considerations.”
Agent:

Wells Fargo Securities, LLC, an affiliate of Wells Fargo Finance LLC and a wholly owned subsidiary of Wells Fargo & Company. The agent will receive an agent discount of up to $30.00 per security, and from such agent discount will allow selected dealers a variable selling concession of up to $30.00 per security; provided that, the agent discount for securities purchased in a fee-based advisory account will consist only of the fees, if any, charged and received by the selected dealers which will not exceed $7.50 per security. The agent will forego any other discount, or selling concession with respect to such sales.

The agent or another affiliate of ours expects to realize hedging profits projected by its proprietary pricing models to the extent it assumes the risks inherent in hedging our obligations under the securities. If any dealer participating in the distribution of the securities or any of its affiliates conducts hedging activities for us in connection with the securities, that dealer or its affiliate will expect to realize a profit projected by its proprietary pricing models from such hedging activities. Any such projected profit will be in addition to any discount or concession received in connection with the sale of the securities to you.

Denominations:	$1,000 and any integral multiple of $1,000.
CUSIP:	95001HBB6
PRS-4

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Oil & Gas Exploration & Production ETF and the VanEck Vectors® Gold Miners ETF due November 7, 2024

Additional Information about the Issuer, the Guarantor and the Securities

You should read this pricing supplement together with the market measure supplement dated May 18, 2018, the prospectus supplement dated May 18, 2018 and the prospectus dated April 5, 2019 for additional information about the securities. When you read the accompanying market measure supplement and prospectus supplement, please note that all references in such supplements to the prospectus dated April 27, 2018, or to any sections therein, should refer instead to the accompanying prospectus dated April 5, 2019 or to the corresponding sections of such prospectus, as applicable. Information included in this pricing supplement supersedes information in the market measure supplement, prospectus supplement and prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the prospectus supplement.

When we refer to “we,” “us” or “our” in this pricing supplement, we refer only to Wells Fargo Finance LLC and not to any of its affiliates, including Wells Fargo & Company.

You may access the market measure supplement, prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

•	Market Measure Supplement dated May 18, 2018:

https://www.sec.gov/Archives/edgar/data/72971/000119312518167616/d593569d424b2.htm

•	Prospectus Supplement dated May 18, 2018:

https://www.sec.gov/Archives/edgar/data/72971/000119312518167593/d523952d424b2.htm

•	Prospectus dated April 5, 2019:

https://www.sec.gov/Archives/edgar/data/72971/000138713119002551/wfc-424b2_040519.htm

PRS-5

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Oil & Gas Exploration & Production ETF and the VanEck Vectors® Gold Miners ETF due November 7, 2024

Estimated Value of the Securities

The original offering price of each security includes certain costs that are borne by you. Because of these costs, the estimated value of the securities on the pricing date will be less than the original offering price. The costs included in the original offering price relate to selling, structuring, hedging and issuing the securities, as well as to our funding considerations for debt of this type.

The costs related to selling, structuring, hedging and issuing the securities include (i) the agent discount (if any), (ii) the projected profit that our hedge counterparty (which may be one of our affiliates) expects to realize for assuming risks inherent in hedging our obligations under the securities and (iii) hedging and other costs relating to the offering of the securities.

Our funding considerations take into account the higher issuance, operational and ongoing management costs of market-linked debt such as the securities as compared to conventional debt of Wells Fargo & Company of the same maturity, as well as our and our affiliates’ liquidity needs and preferences. Our funding considerations are reflected in the fact that we determine the economic terms of the securities based on an assumed rate that is generally lower than our internal funding rate, which is described below and is used in determining the estimated value of the securities.

If the costs relating to selling, structuring, hedging and issuing the securities were lower, or if the assumed rate we use to determine the economic terms of the securities were higher, the economic terms of the securities would be more favorable to you and the estimated value would be higher. The estimated value of the securities as of the pricing date will be set forth in the final pricing supplement.

Determining the estimated value

Our affiliate, Wells Fargo Securities, LLC (“WFS”), calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on its proprietary pricing models. Based on these pricing models and related market inputs and assumptions referred to in this section below, WFS determined an estimated value for the securities by estimating the value of the combination of hypothetical financial instruments that would replicate the payout on the securities, which combination consists of a non-interest bearing, fixed-income bond (the “debt component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”).

The estimated value of the debt component is based on an internal funding rate that reflects, among other things, our and our affiliates’ view of the funding value of the securities. This rate is used for purposes of determining the estimated value of the securities since we expect secondary market prices, if any, for the securities that are provided by WFS or any of its affiliates to generally reflect such rate. WFS determined the estimated value of the securities based on this internal funding rate, rather than the assumed rate that we use to determine the economic terms of the securities, for the same reason.

WFS calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the derivative instruments that constitute the derivative component based on various inputs, including the “derivative component factors” identified in “Risk Factors—The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.” These inputs may be market-observable or may be based on assumptions made by WFS in its discretion.

The estimated value of the securities determined by WFS is subject to important limitations. See “Risk Factors—The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers” and “—Our And The Guarantor’s Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.”

Valuation of the securities after issuance

The estimated value of the securities is not an indication of the price, if any, at which WFS or any other person may be willing to buy the securities from you in the secondary market. The price, if any, at which WFS or any of its affiliates may purchase the securities in the secondary market will be based upon WFS’s proprietary pricing models and will fluctuate over the term of the securities due to changes in market conditions and other relevant factors. However, absent changes in these market conditions and other relevant factors, except as otherwise described in the following paragraph, any secondary market price will be lower than the estimated value on the pricing date because the secondary market price will be reduced by a bid-offer spread, which may vary depending on the aggregate face amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding any related hedging transactions. Accordingly, unless market conditions and other relevant factors change significantly in your favor, any secondary market price for the securities is likely to be less than the original offering price.

If WFS or any of its affiliates makes a secondary market in the securities at any time up to the issue date or during the 5-month period following the issue date, the secondary market price offered by WFS or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring, hedging and issuing the securities that are included in the original offering price. Because this portion of the costs is not fully deducted upon issuance, any secondary market price offered by WFS or any of its affiliates during this period will be higher than it would be if it were based solely on WFS’s proprietary pricing models less the bid-offer spread and hedging unwind costs described above. The amount of this increase in the secondary market price will decline steadily to

PRS-6

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Oil & Gas Exploration & Production ETF and the VanEck Vectors® Gold Miners ETF due November 7, 2024

zero over this 5-month period. If you hold the securities through an account at WFS or any of its affiliates, we expect that this increase will also be reflected in the value indicated for the securities on your brokerage account statement.

If WFS or any of its affiliates makes a secondary market in the securities, WFS expects to provide those secondary market prices to any unaffiliated broker-dealers through which the securities are held and to commercial pricing vendors. If you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, that broker-dealer may obtain market prices for the securities from WFS (directly or indirectly), but could also obtain such market prices from other sources, and may be willing to purchase the securities at any given time at a price that differs from the price at which WFS or any of its affiliates is willing to purchase the securities. As a result, if you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, the value of the securities on your brokerage account statement may be different than if you held your securities at WFS or any of its affiliates.

The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although WFS and/or its affiliates may buy the securities from investors, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop.

PRS-7

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Oil & Gas Exploration & Production ETF and the VanEck Vectors® Gold Miners ETF due November 7, 2024

Investor Considerations

We have designed the securities for investors who:

■	seek an investment with contingent quarterly coupon payments at a rate of at least 11.00% per annum (to be determined on the pricing date) until the earlier of stated maturity or automatic call, if, and only if, the fund closing price of the lowest performing Fund on the applicable quarterly calculation day is greater than or equal to 60% of its starting price;
■	understand that if the fund closing price of the lowest performing Fund on the final calculation day has declined by more than 40% from its starting price, they will be fully exposed to the decline in the lowest performing Fund from its starting price and will lose more than 40%, and possibly all, of the face amount at stated maturity;
■	are willing to accept the risk that they may not receive any contingent coupon payment on one or more, or any, quarterly contingent coupon payment dates over the term of the securities;
■	understand that the securities may be automatically called prior to stated maturity and that the term of the securities may be as short as approximately one year;
■	understand that the return on the face amount of the securities will depend solely on the performance of the Fund that is the lowest performing Fund on each calculation day and that they will not benefit in any way from the performance of the better performing Fund;
■	understand that the securities are riskier than alternative investments linked to only one of the Funds or linked to a basket composed of both Funds;
■	understand and are willing to accept the full downside risks of both Funds;
■	are willing to forgo participation in any appreciation of either Fund and dividends on shares of the Funds; and
■	are willing to hold the securities to maturity.

The securities are not designed for, and may not be a suitable investment for, investors who:

■	seek a liquid investment or are unable or unwilling to hold the securities to maturity;
■	require full payment of the face amount of the securities at stated maturity;

■

seek a security with a fixed term;

■	are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price and that may be as low as the lower estimated value set forth on the cover page;
■	are unwilling to accept the risk that the fund closing price of the lowest performing Fund on the final calculation day may decline by more than 40% from its starting price;
■	seek certainty of current income over the term of the securities;
■	seek exposure to the upside performance of either or both Funds;
■	seek exposure to a basket composed of both Funds or a similar investment in which the overall return is based on a blend of the performances of the Funds, rather than solely on the lowest performing Fund;
■	are unwilling to accept the risk of exposure to companies in the oil and gas exploration and production industry in the United States equity market and companies involved in the mining of gold and silver in both the United States and foreign equity markets;
■	are unwilling to accept the credit risk of Wells Fargo Finance LLC and Wells Fargo & Company; or
■	prefer the lower risk of conventional fixed income investments with comparable maturities issued by companies with comparable credit ratings.

PRS-8

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Oil & Gas Exploration & Production ETF and the VanEck Vectors® Gold Miners ETF due November 7, 2024

Determining Payment On A Contingent Coupon Payment Date and at Maturity

If the securities have not been previously automatically called, on each quarterly contingent coupon payment date, you will either receive a contingent coupon payment or you will not receive a contingent coupon payment, depending on the fund closing price of the lowest performing Fund on the related quarterly calculation day.

Step 1: Determine which Fund is the lowest performing Fund on the relevant calculation day. The lowest performing Fund on any calculation day is the Fund with the lowest performance factor on that calculation day. The performance factor of a Fund on a calculation day is its fund closing price on that calculation day as a percentage of its starting price (i.e., its fund closing price on that calculation day divided by its starting price).

Step 2: Determine whether a contingent coupon is paid on the applicable contingent coupon payment date based on the fund closing price of the lowest performing Fund on the relevant calculation day, as follows:

On the stated maturity date, if the securities have not been automatically called prior to the stated maturity date, you will receive (in addition to the final contingent coupon payment, if any) a cash payment per security (the maturity payment amount) calculated as follows:

Step 1: Determine which Fund is the lowest performing Fund on the final calculation day. The lowest performing Fund on the final calculation day is the Fund with the lowest performance factor on the final calculation day. The performance factor of a Fund on the final calculation day is its ending price as a percentage of its starting price (i.e., its ending price divided by its starting price).

Step 2: Calculate the maturity payment amount based on the ending price of the lowest performing Fund, as follows:

PRS-9

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Oil & Gas Exploration & Production ETF and the VanEck Vectors® Gold Miners ETF due November 7, 2024

Hypothetical Payout Profile

The following profile illustrates the potential maturity payment amount on the securities (excluding the final contingent coupon payment, if any) for a range of hypothetical performances of the lowest performing Fund on the final calculation day from its starting price to its ending price, assuming the securities have not been automatically called prior to the stated maturity date and assuming an original offering price of $1,000 per security. This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual ending price of the lowest performing Fund on the final calculation day, the actual price you pay for your securities and whether you hold your securities to stated maturity. The performance of the better performing Fund is not relevant to your return on the securities.

PRS-10

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Oil & Gas Exploration & Production ETF and the VanEck Vectors® Gold Miners ETF due November 7, 2024

Risk Factors

The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. You should carefully consider the risk factors set forth below as well as the other information contained in this pricing supplement and the accompanying market measure supplement, prospectus supplement and prospectus, including the documents they incorporate by reference. As described in more detail below, the value of the securities may vary considerably before the stated maturity date due to events that are difficult to predict and are beyond our control. You should reach an investment decision only after you have carefully considered with your advisors the suitability of an investment in the securities in light of your particular circumstances. The index underlying a Fund is sometimes referred to as its “underlying index.”

If The Securities Are Not Automatically Called Prior to Stated Maturity, You May Lose Some Or All Of The Face Amount Of Your Securities At Stated Maturity.

We will not repay you a fixed amount on your securities at stated maturity. If the securities are not automatically called prior to stated maturity, you will receive a maturity payment amount that will be equal to or less than the face amount per security, depending on the ending price of the lowest performing Fund on the final calculation day.

If the ending price of the lowest performing Fund on the final calculation day is less than its threshold price, the maturity payment amount will be reduced by an amount equal to the decline in the price of the lowest performing Fund from its starting price (expressed as a percentage of its starting price). The threshold price for each Fund is 60% of its starting price. For example, if the securities are not automatically called and the lowest performing Fund on the final calculation day has declined by 40.1% from its starting price to its ending price, you will not receive any benefit of the contingent downside protection feature and you will lose 40.1% of the face amount per security. As a result, you will not receive any protection if the price of the lowest performing Fund on the final calculation day declines significantly and you may lose some, and possibly all, of the face amount per security at stated maturity, even if the price of the lowest performing Fund is greater than or equal to its starting price or its threshold price at certain times during the term of the securities.

Even if the ending price of the lowest performing Fund on the final calculation day is greater than its threshold price, the maturity payment amount will not exceed the face amount, and your yield on the securities, taking into account any contingent coupon payments you may have received during the term of the securities, may be less than the yield you would earn if you bought a traditional interest-bearing debt security of Wells Fargo Finance LLC or another issuer with a similar credit rating.

The Securities Do Not Provide For Fixed Payments Of Interest And You May Receive No Coupon Payments On One Or More Quarterly Contingent Coupon Payment Dates, Or Even Throughout The Entire Term Of The Securities.

On each quarterly contingent coupon payment date you will receive a contingent coupon payment if, and only if, the fund closing price of the lowest performing Fund on the related calculation day is greater than or equal to its threshold price. If the fund closing price of the lowest performing Fund on any calculation day is less than its threshold price, you will not receive any contingent coupon payment on the related contingent coupon payment date, and if the fund closing price of the lowest performing Fund is less than its threshold price on each calculation day over the term of the securities, you will not receive any contingent coupon payments over the entire term of the securities.

The Securities Are Subject To The Full Risks Of Both Funds And Will Be Negatively Affected If Either Fund Performs Poorly, Even If The Other Fund Performs Favorably.

You are subject to the full risks of both Funds. If either Fund performs poorly, you will be negatively affected, even if the other Fund performs favorably. The securities are not linked to a basket composed of the Funds, where the better performance of one Fund could offset the poor performance of the other Fund. Instead, you are subject to the full risks of whichever Fund is the lowest performing Fund on each calculation day. As a result, the securities are riskier than an alternative investment linked to only one of the Funds or linked to a basket composed of both Funds. You should not invest in the securities unless you understand and are willing to accept the full downside risks of both Funds.

Your Return On The Face Amount Of The Securities Will Depend Solely On The Performance Of The Fund That Is The Lowest Performing Fund On Each Calculation Day, And You Will Not Benefit In Any Way From The Performance Of The Better Performing Fund.

Your return on the face amount of the securities will depend solely on the performance of the Fund that is the lowest performing Fund on each calculation day. Although it is necessary for both Funds to close above their respective threshold prices on the relevant calculation day in order for you to receive a quarterly contingent coupon payment and for you to receive the face amount of your securities at maturity, you will not benefit in any way from the performance of the better performing Fund. The securities may underperform an alternative investment linked to a basket composed of the Funds, since in such case the performance of the better performing Fund would be blended with the performance of the lowest performing Fund, resulting in a better return than the return of the lowest performing Fund alone.

You Will Be Subject To Risks Resulting From The Relationship Between The Funds.

It is preferable from your perspective for the Funds to be correlated with each other so that their prices will tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the Funds will not exhibit this

PRS-11

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Oil & Gas Exploration & Production ETF and the VanEck Vectors® Gold Miners ETF due November 7, 2024

relationship. The less correlated the Funds, the more likely it is that either one of the Funds will be performing poorly at any time over the term of the securities. All that is necessary for the securities to perform poorly is for one of the Funds to perform poorly; the performance of the better performing Fund is not relevant to your return on the securities. It is impossible to predict what the relationship between the Funds will be over the term of the securities. Each Fund represents a different equity market. The SPDR® S&P® Oil & Gas Exploration & Production ETF represents the oil and gas exploration and production industry in the United States equity market and the VanEck Vectors® Gold Miners ETF represents companies involved in the mining of gold and silver in both the United States and foreign equity markets. These different equity markets may not perform similarly over the term of the securities.

You May Be Fully Exposed To The Decline In The Lowest Performing Fund On The Final Calculation Day From Its Starting Price, But Will Not Participate In Any Positive Performance Of Either Fund.

Even though you will be fully exposed to a decline in the price of the lowest performing Fund on the final calculation day if its ending price is below its threshold price, you will not participate in any increase in the price of either Fund over the term of the securities. Your maximum possible return on the face amount of the securities will be limited to the sum of the contingent coupon payments you receive, if any. Consequently, your return on the face amount of the securities may be significantly less than the return you could achieve on an alternative investment that provides for participation in an increase in the price of either or both Funds.

Higher Contingent Coupon Rates Are Associated With Greater Risk.

The securities offer contingent coupon payments at a higher rate, if paid, than the fixed rate we would pay on conventional debt securities of the same maturity. These higher potential contingent coupon payments are associated with greater levels of expected risk as of the pricing date as compared to conventional debt securities, including the risk that you may not receive a contingent coupon payment on one or more, or any, contingent coupon payment dates and the risk that you may lose a substantial portion, and possibly all, of the face amount per security at maturity. The volatility of the Funds and the correlation between the Funds are important factors affecting this risk. Volatility is a measurement of the size and frequency of daily fluctuations in the price of a Fund, typically observed over a specified period of time. Volatility can be measured in a variety of ways, including on a historical basis or on an expected basis as implied by option prices in the market. Correlation is a measurement of the extent to which the prices of the Funds tend to fluctuate at the same time, in the same direction and in similar magnitudes. Greater expected volatility of the Funds or lower expected correlation between the Funds as of the pricing date may result in a higher contingent coupon rate, but it also represents a greater expected likelihood as of the pricing date that the fund closing price of at least one Fund will be less than its threshold price on one or more calculation days, such that you will not receive one or more, or any, contingent coupon payments during the term of the securities, and that the fund closing price of at least one Fund will be less than its threshold price on the final calculation day such that you will lose a substantial portion, and possibly all, of the face amount per security at maturity. In general, the higher the contingent coupon rate is relative to the fixed rate we would pay on conventional debt securities, the greater the expected risk that you will not receive one or more, or any, contingent coupon payments during the term of the securities and that you will lose a substantial portion, and possibly all, of the face amount per security at maturity.

You Will Be Subject To Reinvestment Risk.

If your securities are automatically called, the term of the securities may be reduced to as short as approximately one year. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to maturity.

The Securities Are Subject To Credit Risk.

The securities are our obligations, are fully and unconditionally guaranteed by the Guarantor and are not, either directly or indirectly, an obligation of any other third party. Any amounts payable under the securities are subject to creditworthiness, and you will have no ability to pursue the shares of either Fund or any securities held by either Fund for payment. As a result, our and the Guarantor’s actual and perceived creditworthiness may affect the value of the securities and, in the event we and the Guarantor were to default on the obligations under the securities and the guarantee, you may not receive any amounts owed to you under the terms of the securities.

As A Finance Subsidiary, We Have No Independent Operations And Will Have No Independent Assets.

As a finance subsidiary, we have no independent operations beyond the issuance and administration of our securities and will have no independent assets available for distributions to the holders of our securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by the Guarantor and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of the Guarantor. Holders will have recourse only to a single claim against the Guarantor and its assets under the guarantee. Holders of the securities should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of the Guarantor, including holders of unsecured, unsubordinated debt securities issued by the Guarantor.

Holders Of The Securities Have Limited Rights Of Acceleration.

Payment of principal on the securities may be accelerated only in the case of payment defaults that continue for a period of 30 days, certain events of bankruptcy or insolvency relating to Wells Fargo Finance LLC only, whether voluntary or involuntary, certain situations under which the guarantee ceases to be in full force and effect or if the Guarantor denies or disaffirms its obligations under the guarantee. If you purchase the securities, you will have no right to accelerate the payment of principal on the securities if we fail in the performance of any of our obligations under the securities, other than the obligations to pay principal and interest on the securities.

PRS-12

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Oil & Gas Exploration & Production ETF and the VanEck Vectors® Gold Miners ETF due November 7, 2024

See “Description of Debt Securities of Wells Fargo Finance LLC—Events of Default and Covenant Breaches” in the accompanying prospectus.

Holders Of The Securities Could Be At Greater Risk For Being Structurally Subordinated If Either We Or The Guarantor Convey, Transfer Or Lease All Or Substantially All Of Our Or Its Assets To One Or More Of The Guarantor’s Subsidiaries.

Under the indenture, we may convey, transfer or lease all or substantially all of our assets to one or more of the Guarantor’s subsidiaries. Similarly, the Guarantor may convey, transfer or lease all or substantially all of its assets to one or more of its subsidiaries. In either case, third-party creditors of the Guarantor’s subsidiaries would have additional assets from which to recover on their claims while holders of the securities would be structurally subordinated to creditors of the Guarantor’s subsidiaries with respect to such assets. See “Description of Debt Securities of Wells Fargo Finance LLC—Consolidation, Merger or Sale” in the accompanying prospectus.

The Securities Will Not Have The Benefit Of Any Cross-Default Or Cross-Acceleration With Other Indebtedness Of The Guarantor; Events Of Bankruptcy, Insolvency, Receivership Or Liquidation Relating To The Guarantor And Failure By The Guarantor To Perform Any Of Its Covenants Or Warranties (Other Than A Payment Default Under The Guarantee) Will Not Constitute An Event Of Default With Respect To The Securities.

The securities will not have the benefit of any cross-default or cross-acceleration with other indebtedness of the Guarantor. In addition, events of bankruptcy, insolvency, receivership or liquidation relating to the Guarantor and failure by the Guarantor to perform any of its covenants or warranties (other than a payment default under the guarantee) will not constitute an event of default with respect to the securities.

The Estimated Value Of The Securities On The Pricing Date, Based On WFS’s Proprietary Pricing Models, Will Be Less Than The Original Offering Price.

The original offering price of the securities includes certain costs that are borne by you. Because of these costs, the estimated value of the securities on the pricing date will be less than the original offering price. The costs included in the original offering price relate to selling, structuring, hedging and issuing the securities, as well as to our funding considerations for debt of this type. The costs related to selling, structuring, hedging and issuing the securities include (i) the agent discount (if any), (ii) the projected profit that our hedge counterparty (which may be one of our affiliates) expects to realize for assuming risks inherent in hedging our obligations under the securities and (iii) hedging and other costs relating to the offering of the securities. Our funding considerations are reflected in the fact that we determine the economic terms of the securities based on an assumed rate that is generally lower than our internal funding rate, which is described above under “Estimated Value of the Securities—Determining the estimated value.” If the costs relating to selling, structuring, hedging and issuing the securities were lower, or if the assumed rate we use to determine the economic terms of the securities were higher, the economic terms of the securities would be more favorable to you and the estimated value would be higher.

The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers.

The estimated value of the securities was determined for us by WFS using its proprietary pricing models and related market inputs and assumptions referred to above under “Estimated Value of the Securities—Determining the estimated value.” Certain inputs to these models may be determined by WFS in its discretion. WFS’s views on these inputs may differ from other dealers’ views, and WFS’s estimated value of the securities may be higher, and perhaps materially higher, than the estimated value of the securities that would be determined by other dealers in the market. WFS’s models and its inputs and related assumptions may prove to be wrong and therefore not an accurate reflection of the value of the securities.

The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which WFS Or Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market.

The price, if any, at which WFS or any of its affiliates may purchase the securities in the secondary market will be based on WFS’s proprietary pricing models and will fluctuate over the term of the securities as a result of changes in the market and other factors described in the next risk factor. Any such secondary market price for the securities will also be reduced by a bid-offer spread, which may vary depending on the aggregate face amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding any related hedging transactions. Unless the factors described in the next risk factor change significantly in your favor, any such secondary market price for the securities is likely to be less than the original offering price.

If WFS or any of its affiliates makes a secondary market in the securities at any time up to the issue date or during the 5-month period following the issue date, the secondary market price offered by WFS or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring, hedging and issuing the securities that are included in the original offering price. Because this portion of the costs is not fully deducted upon issuance, any secondary market price offered by WFS or any of its affiliates during this period will be higher than it would be if it were based solely on WFS’s proprietary pricing models less the bid-offer spread and hedging unwind costs described above. The amount of this increase in the secondary market price will decline steadily to zero over this 5-month period. If you hold the securities through an account at WFS or any of its affiliates, we expect that this increase will also be reflected in the value indicated for the securities on your brokerage account statement. If you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, the value of the securities on your brokerage account statement

PRS-13

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Oil & Gas Exploration & Production ETF and the VanEck Vectors® Gold Miners ETF due November 7, 2024

may be different than if you held your securities at WFS or any of its affiliates, as discussed above under “Estimated Value of the Securities—Valuation of the securities after issuance.”

The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.

The value of the securities prior to stated maturity will be affected by the then-current price of each Fund, interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors, which we refer to as the “derivative component factors,” are expected to affect the value of the securities. When we refer to the “value” of your security, we mean the value you could receive for your security if you are able to sell it in the open market before the stated maturity date.

•	Performance Of The Funds. The value of the securities prior to maturity will depend substantially on the then-current price of each Fund. The price at which you may be able to sell the securities before stated maturity may be at a discount, which could be substantial, from their original offering price, if the price of the lowest performing Fund at such time is less than, equal to or not sufficiently above its starting price or its threshold price.
•	Interest Rates. The value of the securities may be affected by changes in the interest rates in the U.S. markets.
•	Volatility Of The Funds. Volatility is the term used to describe the size and frequency of market fluctuations. The value of the securities may be affected if the volatility of the Funds changes.
•	Correlation Between The Funds. Correlation refers to the extent to which the prices of the Funds tend to fluctuate at the same time, in the same direction and in similar magnitudes. The correlation between the Funds may be positive, zero or negative. The value of the securities is likely to decrease if the correlation between the Funds decreases.
•	Time Remaining To Maturity. The value of the securities at any given time prior to maturity will likely be different from that which would be expected based on the then-current prices of the Funds. This difference will most likely reflect a discount due to expectations and uncertainty concerning the prices of the Funds during the period of time still remaining to the stated maturity date.
•	Dividend Yields On The Securities Held By The Funds. The value of the securities may be affected by the dividend yields on the securities held by the Funds (the amount of such dividends may influence the closing price of the shares of a Fund).
•	Currency Exchange Rates. Since the VanEck Vectors® Gold Miners ETF includes securities quoted in one or more foreign currencies and the closing price of the VanEck Vectors® Gold Miners ETF is based on the U.S. dollar value of such securities, the value of the securities may be affected if the exchange rate between the U.S. dollar and any such foreign currency changes.

In addition to the derivative component factors, the value of the securities will be affected by actual or anticipated changes in our and the Guarantor’s creditworthiness. The value of the securities will also be limited by the automatic call feature because if the securities are automatically called, you will not receive the contingent coupon payments that would have accrued, if any, had the securities been called on a later calculation day or held until the stated maturity date. You should understand that the impact of one of the factors specified above, such as a change in interest rates, may offset some or all of any change in the value of the securities attributable to another factor, such as a change in the price of either or both of the Funds. Because numerous factors are expected to affect the value of the securities, changes in the price of the Funds may not result in a comparable change in the value of the securities.

The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop.

The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although the agent and/or its affiliates may purchase the securities from holders, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop. Because we do not expect that any market makers will participate in a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which the agent is willing to buy your securities.

If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your securities prior to stated maturity. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the securities to stated maturity.

Historical Prices Of The Funds Or The Securities Included In The Funds Should Not Be Taken As An Indication Of The Future Performance Of The Funds During The Term Of The Securities.

The trading prices of the shares of the Funds will determine the prices of the Funds and, therefore, whether the securities will be automatically called prior to stated maturity, the amount payable to you at maturity and whether contingent coupon payments will be made. As a result, it is impossible to predict whether the closing prices of the Funds will fall or rise compared to their respective starting prices. The trading prices of the shares of the Funds will be influenced by complex and interrelated political, economic, financial and other factors that can affect the markets in which the Funds and the securities comprising the Funds are traded and the values of the Funds and such securities. Accordingly, any historical prices of the Funds do not provide an indication of the future performance of the Funds.

PRS-14

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Oil & Gas Exploration & Production ETF and the VanEck Vectors® Gold Miners ETF due November 7, 2024

An Investment In The Securities Is Subject To Risks Associated With Investing In Stocks In The Oil And Gas Exploration And Production Industry.

The SPDR® S&P® Oil & Gas Exploration & Production ETF, because it is concentrated in the oil and gas exploration and production industry, may be adversely affected not only by the performance of the companies in the oil and gas exploration and production industry in which it invests but also may be more susceptible to any single economic, market, political or regulatory occurrence affecting the oil and gas exploration and production industry. Oil and gas companies develop and produce crude oil and natural gas and provide drilling and other energy resources production and distribution related services. Stock prices for these types of companies are affected by supply and demand both for their specific product or service and for energy products in general. The price of oil and gas, exploration and production spending, government regulation, world events and economic conditions will likewise affect the performance of these companies. Correspondingly, securities of companies in the energy field are subject to swift price and supply fluctuations caused by events relating to international politics, energy conservation, the success of exploration projects, and tax and other governmental regulatory policies. Weak demand for the companies’ products or services or for energy products and services in general, as well as negative developments in these other areas, would adversely impact the SPDR® S&P® Oil & Gas Exploration & Production ETF’s performance. Oil and gas exploration and production can be significantly affected by natural disasters as well as changes in exchange rates, interest rates, government regulation, world events and economic conditions. These companies may be at risk for environmental damage claims.

In addition, the SPDR® S&P® Oil & Gas Exploration & Production ETF is classified as “non-diversified.” A non-diversified fund generally may invest a larger percentage of its assets in the securities of a smaller number of issuers. As a result, the SPDR® S&P® Oil & Gas Exploration & Production ETF may be more susceptible to the risks associated with these particular companies, or to a single economic, political or regulatory occurrence affecting these companies.

The SPDR® S&P® Oil & Gas Exploration & Production ETF May Not Be Representative Of An Investment In The Oil And Gas Exploration And Production Industry.

The SPDR® S&P® Oil & Gas Exploration & Production ETF does not represent a direct investment in the oil and gas exploration and production industry. The SPDR® S&P® Oil & Gas Exploration & Production ETF consists of securities of companies whose primary lines of business are directly associated with the oil and gas exploration and production industry. As a result, the fund closing price of the SPDR® S&P® Oil & Gas Exploration & Production ETF will be influenced by a variety of economic, financial and other factors affecting those companies, some of which may be unrelated to the market or other conditions applicable to the oil and gas exploration and production industry. As a result, the SPDR® S&P® Oil & Gas Exploration & Production ETF may not perfectly correlate with the performance of the oil and gas exploration and production industry and the fund closing price of the SPDR® S&P® Oil & Gas Exploration & Production ETF could decrease even if the performance of the oil and gas exploration and production industry as a whole increases.

An Investment In The Securities Is Subject To Risks Associated With Investing In Stocks In The Gold And Silver Mining Industries.

All or substantially all of the equity securities held by the VanEck Vectors® Gold Miners ETF are issued by companies whose primary line of business is directly associated with the gold and/or silver mining industries.   As a result, the value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting these industries than a different investment linked to securities of a more broadly diversified group of issuers.  Investments related to gold and silver are considered speculative and are affected by a variety of factors.  Competitive pressures may have a significant effect on the financial condition of gold and silver mining companies.  Also, gold and silver mining companies are highly dependent on the price of gold and silver bullion, respectively, and may be adversely affected by a variety of worldwide economic, financial and political factors.  The price of gold has fluctuated in recent years and may continue to fluctuate substantially over short periods of time so the trading price of the shares of the VanEck Vectors® Gold Miners ETF may be more volatile than other types of investments.  Fluctuation in the prices of gold and silver may be due to a number of factors, including changes in inflation and changes in industrial and commercial demand for metals.  Additionally, increased environmental or labor costs may depress the value of metal investments. In times of significant inflation or great economic uncertainty, gold, silver and other precious metals may outperform traditional investments such as bonds and stocks.  However, in times of stable economic growth, traditional equity and debt investments could offer greater appreciation potential and the value of gold, silver and other precious metals may be adversely affected, which could in turn affect the VanEck Vectors® Gold Miners ETF’s returns.  If a natural disaster or other event with a significant economic impact occurs in a region where the companies in which the VanEck Vectors® Gold Miners ETF invests operate, that disaster or event could negatively affect the profitability of these companies and, in turn, the VanEck Vectors® Gold Miners ETF’s investment in them.  These factors could affect the gold and silver mining industries and could affect the value of the equity securities held by the VanEck Vectors® Gold Miners ETF and the price of the VanEck Vectors® Gold Miners ETF during the term of the securities, which may adversely affect the value of your securities.

In addition, the VanEck Vectors® Gold Miners ETF is classified as “non-diversified.” A non-diversified fund generally may invest a larger percentage of its assets in the securities of a smaller number of issuers. As a result, the VanEck Vectors® Gold Miners ETF may be more susceptible to the risks associated with these particular companies, or to a single economic, political or regulatory occurrence affecting these companies.

An Investment In The Securities Is Subject To Risks Associated With Foreign Securities Markets.

Some of the securities held by the VanEck Vectors® Gold Miners ETF are issued by foreign companies and you should be aware that investments in securities linked to the value of foreign equity securities involve particular risks. Foreign securities markets may have

PRS-15

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Oil & Gas Exploration & Production ETF and the VanEck Vectors® Gold Miners ETF due November 7, 2024

less liquidity and may be more volatile than the U.S. securities markets, and market developments may affect foreign markets differently than U.S. securities markets. Direct or indirect government intervention to stabilize a foreign securities market, as well as cross-shareholdings in foreign companies, may affect trading prices and volumes in those markets. Also, there is generally less publicly available information about non-U.S. companies that are not subject to the reporting requirements of the Securities and Exchange Commission, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

The prices and performance of securities of non-U.S. companies are subject to political, economic, financial, military and social factors which could negatively affect foreign securities markets, including the possibility of recent or future changes in a foreign government’s economic, monetary and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities, the possibility of imposition of withholding taxes on dividend income, the possibility of fluctuations in the rate of exchange between currencies, the possibility of outbreaks of hostility or political instability and the possibility of natural disaster or adverse public health developments. Moreover, the relevant non-U.S. economies may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, trade surpluses or deficits, capital reinvestment, resources and self-sufficiency.

In addition, the VanEck Vectors® Gold Miners ETF may include companies in countries with emerging markets. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions (due to economic dependence upon commodity prices and international trade), and may suffer from extreme and volatile debt burdens, currency devaluations or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.

The securities included in the VanEck Vectors® Gold Miners ETF may be listed on a foreign stock exchange. A foreign stock exchange may impose trading limitations intended to prevent extreme fluctuations in individual security prices and may suspend trading in certain circumstances. These actions could limit variations in the closing price of the VanEck Vectors® Gold Miners ETF which could, in turn, adversely affect the value of the securities.

Exchange Rate Movements May Impact The Value Of The Securities.

The securities will be denominated in U.S. dollars. Since the value of some of the securities included in the VanEck Vectors® Gold Miners ETF is quoted in a currency other than U.S. dollars and, as per the VanEck Vectors® Gold Miners ETF, is converted into U.S. dollars, any amounts payable on the securities will depend in part on the relevant exchange rates.

Changes That Affect A Fund Or Its Underlying Index May Adversely Affect The Value Of The Securities And The Amount You Will Receive At Stated Maturity.

The policies of the sponsor of a Fund (its “fund sponsor”) concerning the calculation of such Fund’s net asset value, additions, deletions or substitutions of securities in such Fund and the manner in which changes in its underlying index are reflected in such Fund, and changes in those policies, could affect the fund closing price of the shares of such Fund and, therefore, may affect the value of the securities, the likelihood of the occurrence of an automatic call, the amount payable at stated maturity and whether contingent coupon payments will be made. Similarly, the policies of the sponsor of a Fund’s underlying index (an “underlying index sponsor”) concerning the calculation of such underlying index and the addition, deletion or substitution of securities comprising such underlying index and the manner in which such underlying index sponsor takes account of certain changes affecting such securities may affect the level of such underlying index and the fund closing price of the shares of such Fund and, therefore, may affect the value of the securities, the likelihood of the occurrence of an automatic call, the amount payable at stated maturity and whether contingent coupon payments will be made. An underlying index sponsor may also discontinue or suspend calculation or dissemination of such underlying index or materially alter the methodology by which it calculates such underlying index. Any such actions could adversely affect the value of the securities.

We Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In A Fund Or Its Underlying Index.

Actions by any company whose securities are included in a Fund or in its underlying index may have an adverse effect on the price of its security, the fund closing price of the related Fund on any calculation day, the ending price of such Fund and the value of the securities. Neither we nor the Guarantor are affiliated with any company whose security is represented in a Fund or its underlying index. These companies will not be involved in the offering of the securities and will have no obligations with respect to the securities, including any obligation to take our or your interests into consideration for any reason. These unaffiliated companies will not receive any of the proceeds of the offering of the securities and will not be responsible for, and will not have participated in, the determination of the timing of, prices for, or quantities of, the securities to be issued. These companies will not be involved with the administration, marketing or trading of the securities and will have no obligations with respect to any amounts to be paid to you on the securities.

We And Our Affiliates Have No Affiliation With Either Fund Sponsor Or Either Underlying Index Sponsor And Have Not Independently Verified Their Public Disclosure Of Information.

We and our affiliates are not affiliated in any way with either fund sponsor or either underlying index sponsor (collectively, the “sponsors”) and have no ability to control or predict their actions, including any errors in or discontinuation of disclosure regarding their methods or policies relating to the management or calculation of a Fund or its underlying index. We have derived the information

PRS-16

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Oil & Gas Exploration & Production ETF and the VanEck Vectors® Gold Miners ETF due November 7, 2024

about the sponsors and each Fund and its underlying index contained in this pricing supplement and the accompanying market measure supplement from publicly available information, without independent verification. You, as an investor in the securities, should make your own investigation into each Fund, its underlying index and the sponsors. The sponsors are not involved in the offering of the securities made hereby in any way and have no obligation to consider your interests as an owner of the securities in taking any actions that might affect the value of the securities.

An Investment Linked To The Shares Of A Fund Is Different From An Investment Linked To Its Underlying Index.

The performance of the shares of a Fund may not exactly replicate the performance of its underlying index because such Fund may not invest in all of the securities included in its underlying index and because such Fund will reflect transaction costs and fees that are not included in the calculation of its underlying index. A Fund may also hold securities or derivative financial instruments not included in its underlying index. It is also possible that a Fund may not fully replicate the performance of its underlying index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. In addition, because the shares of a Fund are traded on a securities exchange and are subject to market supply and investor demand, the value of a share of a Fund may differ from the net asset value per share of such Fund. As a result, the performance of a Fund may not correlate perfectly with the performance of its underlying index, and the return on the securities based on the performance of a Fund will not be the same as the return on securities based on the performance of its underlying index.

There Are Risks Associated With The Funds.

Although the shares of the Funds are listed for trading on a United States securities exchange and a number of similar products have been traded on such exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of any Fund or that there will be liquidity in the trading market.

In addition, the Funds are subject to management risk, which is the risk that a fund sponsor’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results. For example, a fund sponsor may elect to invest certain of its assets in shares of equity securities that are not included in the related fund underlying index. The Funds are also not actively managed and may be affected by a general decline in market segments relating to the fund underlying indices. Further, the fund sponsors invest in securities included in, or representative of, the applicable fund underlying index regardless of their investment merits, and the fund sponsors do not attempt to take defensive positions in declining markets.

Further, under continuous listing standards adopted by the relevant securities exchange, each Fund will be required to confirm on an ongoing basis that the securities included in its fund underlying index satisfy the applicable listing requirements. In the event that a fund underlying index does not comply with the applicable listing requirements, the applicable Fund would be required to rectify such non-compliance by requesting that the applicable fund underlying index sponsor modify such fund underlying index, transitioning to a new fund underlying index or obtaining relief from the SEC. There can be no assurance that a fund underlying index sponsor would modify such fund underlying index or that relief would be obtained from the SEC and, therefore, non-compliance with the continuous listing standards may result in a Fund being delisted. If a Fund were delisted, the calculation agent would select a successor fund or, if no successor fund is available, would determine the fund closing price of such Fund on any date of determination.

These risks may adversely affect the price of the shares of the Funds and, consequently, the value of the securities.

You Will Not Have Any Shareholder Rights With Respect To The Shares Of Either Fund.

You will not become a holder of shares of either Fund or a holder of securities included in its underlying index as a result of owning a security. You will not have any voting rights, any right to receive dividends or other distributions or any other rights with respect to such shares or securities. You will have no right to receive delivery of any shares or securities at stated maturity or upon automatic call.

Anti-dilution Adjustments Relating To The Shares Of The Funds Do Not Address Every Event That Could Affect Such Shares.

An adjustment factor, as described herein, will be used to determine the fund closing price of each Fund. The adjustment factor for a Fund will be adjusted by the calculation agent for certain events affecting the shares of such Fund. However, the calculation agent will not make an adjustment for every event that could affect such shares. If an event occurs that does not require the calculation agent to adjust the adjustment factor for either Fund, the value of the securities may be adversely affected.

A Contingent Coupon Payment Date, A Call Settlement Date And The Stated Maturity Date May Be Postponed If A Calculation Day Is Postponed.

A calculation day (including the final calculation day) with respect to a Fund will be postponed if the applicable originally scheduled calculation day is not a trading day with respect to either Fund or if the calculation agent determines that a market disruption event has occurred or is continuing with respect to that Fund on that calculation day. If such a postponement occurs with respect to a calculation day other than the final calculation day, then the related contingent coupon payment date or call settlement date, as applicable, will be postponed. If such a postponement occurs with respect to the final calculation day, the stated maturity date will be the later of (i) the initial stated maturity date and (ii) three business days after the last final calculation day as postponed.

Our And The Guarantor’s Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.

You should be aware of the following ways in which our and the Guarantor’s economic interests and those of any dealer participating in the distribution of the securities, which we refer to as a “participating dealer,” are potentially adverse to your interests as an investor in

PRS-17

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Oil & Gas Exploration & Production ETF and the VanEck Vectors® Gold Miners ETF due November 7, 2024

the securities. In engaging in certain of the activities described below, our affiliates or any participating dealer or its affiliates may take actions that may adversely affect the value of and your return on the securities, and in so doing they will have no obligation to consider your interests as an investor in the securities. Our affiliates or any participating dealer or its affiliates may realize a profit from these activities even if investors do not receive a favorable investment return on the securities.

•	The calculation agent is our affiliate and may be required to make discretionary judgments that affect the return you receive on the securities. WFS, which is our affiliate, will be the calculation agent for the securities. As calculation agent, WFS will determine the fund closing price of each Fund on each calculation day, the ending price of each Fund, whether the securities are automatically called, and whether you receive a contingent coupon payment on a contingent coupon payment date and may be required to make other determinations that affect the return you receive on the securities. In making these determinations, the calculation agent may be required to make discretionary judgments, including determining whether a market disruption event has occurred with respect to either Fund on a scheduled calculation day, which may result in postponement of that calculation day with respect to that Fund; determining the fund closing price of a Fund if a calculation day is postponed with respect to that Fund to the last day to which it may be postponed and a market disruption event occurs with respect to that Fund on that day; adjusting the adjustment factor with respect to a Fund and other terms of the securities in certain circumstances; if a Fund undergoes a liquidation event, selecting a successor fund or, if no successor fund is available, determining the fund closing price of that Fund on the applicable calculation day and the ending price of that Fund; and determining whether to adjust the fund closing price of a Fund on a calculation day in the event of certain changes in or modifications to that Fund or its underlying index. In making these discretionary judgments, the fact that WFS is our affiliate may cause it to have economic interests that are adverse to your interests as an investor in the securities, and WFS’s determinations as calculation agent may adversely affect your return on the securities.
•	The estimated value of the securities was calculated by our affiliate and is therefore not an independent third-party valuation. WFS calculated the estimated value of the securities set forth on the cover page of this pricing supplement, which involved discretionary judgments by WFS, as described under “Risk Factors—The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers” above. Accordingly, the estimated value of the securities set forth on the cover page of this pricing supplement is not an independent third-party valuation.
•	Research reports by our affiliates or any participating dealer or its affiliates may be inconsistent with an investment in the securities and may adversely affect the prices of the Funds. Our affiliates or any participating dealer in the offering of the securities or its affiliates may, at present or in the future, publish research reports on a Fund or its underlying index or the companies whose securities are included in a Fund or its underlying index (such research reports referred to as research reports relating to a Fund). This research is modified from time to time without notice and may, at present or in the future, express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research reports relating to a Fund could adversely affect the price of the applicable Fund and, therefore, could adversely affect the value of and your return on the securities. You are encouraged to derive information concerning the Funds from multiple sources and should not rely on the views expressed by us or our affiliates or any participating dealer or its affiliates. In addition, any research reports relating to a Fund published on or prior to the pricing date could result in an increase in the prices of the Funds on the pricing date, which would adversely affect investors in the securities by increasing the price at which each Fund must close on each calculation day (including the final calculation day) in order for investors in the securities to receive a favorable return.
•	Business activities of our affiliates or any participating dealer or its affiliates with the companies whose securities are included in a Fund may adversely affect the price of such Fund. Our affiliates or any participating dealer or its affiliates may, at present or in the future, engage in business with the companies whose securities are included in a Fund or its underlying index, including making loans to those companies (including exercising creditors’ remedies with respect to such loans), making equity investments in those companies or providing investment banking, asset management or other advisory services to those companies. These business activities could adversely affect the price of a Fund and, therefore, could adversely affect the value of and your return on the securities. In addition, in the course of these business activities, our affiliates or any participating dealer or its affiliates may acquire non-public information about one or more of the companies whose securities are included in a Fund or its underlying index. If our affiliates or any participating dealer or its affiliates do acquire such non-public information, we and they are not obligated to disclose such non-public information to you.
•	Hedging activities by our affiliates or any participating dealer or its affiliates may adversely affect the prices of the Funds. We expect to hedge our obligations under the securities through one or more hedge counterparties, which may include our affiliates or any participating dealer or its affiliates. Pursuant to such hedging activities, our hedge counterparties may acquire shares of the Funds, securities included in the Funds or their underlying indices or listed or over-the-counter derivative or synthetic instruments related to the Funds or such securities. Depending on, among other things, future market conditions, the aggregate amount and the composition of such positions are likely to vary over time. To the extent that our hedge counterparties have a long hedge position in shares of the Funds or any of the securities included in the Funds or their underlying indices, or derivative or synthetic instruments related to the Funds or such securities, they may liquidate a portion of such holdings at or about the time of a calculation day or at or about the time of a change in the securities included in the Funds or their underlying indices. These hedging activities could potentially adversely affect the prices of the shares of the Funds and, therefore, could adversely affect the value of and your return on the securities.
•	Trading activities by our affiliates or any participating dealer or its affiliates may adversely affect the prices of the Funds. Our affiliates or any participating dealer or its affiliates may engage in trading in the shares of the
PRS-18

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Oil & Gas Exploration & Production ETF and the VanEck Vectors® Gold Miners ETF due November 7, 2024

Funds or the securities included in the Funds or their underlying indices and other instruments relating to the Funds or such securities on a regular basis as part of their general broker-dealer and other businesses. Any of these trading activities could potentially adversely affect the prices of the shares of the Funds and, therefore, could adversely affect the value of and your return on the securities.

•	A participating dealer or its affiliates may realize hedging profits projected by its proprietary pricing models in addition to any selling concession, creating a further incentive for the participating dealer to sell the securities to you. If any participating dealer or any of its affiliates conducts hedging activities for us in connection with the securities, that participating dealer or its affiliates will expect to realize a projected profit from such hedging activities. If a participating dealer receives a concession for the sale of the securities to you, this projected hedging profit will be in addition to the concession, creating a further incentive for the participating dealer to sell the securities to you.

The U.S. Federal Tax Consequences Of An Investment In The Securities Are Unclear.

There is no direct legal authority as to the proper U.S. federal tax treatment of the securities, and we do not intend to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as described in this pricing supplement under “United States Federal Tax Considerations.” If the IRS were successful in asserting an alternative treatment, the tax consequences of ownership and disposition of the securities might be materially and adversely affected.

Non-U.S. holders should note that persons having withholding responsibility in respect of the securities may withhold on any coupon payment paid to a non-U.S. holder, generally at a rate of 30%. To the extent that we have withholding responsibility in respect of the securities, we intend to so withhold.

In addition, Section 871(m) of the Internal Revenue Code of 1986, as amended (the “Code”), imposes a withholding tax of up to 30% on “dividend equivalents” paid or deemed paid to non-U.S. investors in respect of certain financial instruments linked to U.S. equities. In light of Treasury regulations, as modified by an IRS notice, that provide a general exemption for financial instruments issued prior to January 1, 2021 that do not have a “delta” of one, as of the date of this preliminary pricing supplement the securities should not be subject to withholding under Section 871(m). However, information about the application of Section 871(m) to the securities will be updated in the final pricing supplement. Moreover, the IRS could challenge a conclusion that the securities should not be subject to withholding under Section 871 (m).

We will not be required to pay any additional amounts with respect to amounts withheld.

You should read carefully the discussion under “United States Federal Tax Considerations” in this pricing supplement and consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities.

PRS-19

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Oil & Gas Exploration & Production ETF and the VanEck Vectors® Gold Miners ETF due November 7, 2024

Hypothetical Returns

If the securities are automatically called:

If the securities are automatically called prior to stated maturity, you will receive the face amount of your securities plus a final contingent coupon payment on the call settlement date. In the event the securities are automatically called, your total return on the face amount of the securities will equal any contingent coupon payments received prior to the call settlement date and the contingent coupon payment received on the call settlement date.

If the securities are not automatically called:

If the securities are not automatically called prior to stated maturity, the following table illustrates, for a range of hypothetical performance factors of the lowest performing Fund on the final calculation day, the hypothetical maturity payment amount payable at stated maturity per security (excluding the final contingent coupon payment, if any). The performance factor of the lowest performing Fund on the final calculation day is its ending price expressed as a percentage of its starting price (i.e., its ending price divided by its starting price).

Hypothetical performance factor of lowest performing Fund on final calculation day	Hypothetical maturity payment amount per security
175.00%	$1,000.00
160.00%	$1,000.00
150.00%	$1,000.00
140.00%	$1,000.00
130.00%	$1,000.00
120.00%	$1,000.00
110.00%	$1,000.00
100.00%	$1,000.00
90.00%	$1,000.00
80.00%	$1,000.00
70.00%	$1,000.00
60.00%	$1,000.00
59.00%	$590.00
50.00%	$500.00
40.00%	$400.00
25.00%	$250.00

The above figures do not take into account contingent coupon payments, if any, received during the term of the securities. As evidenced above, in no event will you have a positive rate of return on the face amount of the securities based solely on the maturity payment amount received at maturity; any positive return on the face amount of the securities will be based solely on the contingent coupon payments, if any, received during the term of the securities.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. If the securities are not automatically called prior to stated maturity, the actual amount you will receive at stated maturity will depend on the actual ending price of the lowest performing Fund on the final calculation day. The performance of the better performing Fund is not relevant to your return on the securities.

PRS-20

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Oil & Gas Exploration & Production ETF and the VanEck Vectors® Gold Miners ETF due November 7, 2024

Hypothetical Contingent Coupon Payments

Set forth below are three examples that illustrate how to determine whether a contingent coupon payment will be paid and whether the securities will be automatically called, if applicable, on a quarterly contingent coupon payment date prior to the stated maturity date. The examples do not reflect any specific quarterly contingent coupon payment date. The following examples assume that the securities are subject to automatic call on the applicable calculation day. The securities will not be subject to automatic call until the fourth quarterly calculation day, which is approximately one year after the issue date. The following examples reflect a hypothetical contingent coupon rate of 11.00% per annum (the minimum contingent coupon rate that may be determined on the pricing date) and assume the hypothetical starting price, threshold price and fund closing prices for each Fund indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual starting price or threshold price. The hypothetical starting price of $100.00 for each Fund has been chosen for illustrative purposes only and does not represent the actual starting price for either Fund. The actual starting price and threshold price for each Fund will be determined on the pricing date and will be set forth under “Terms of the Securities” above. For historical data regarding the actual closing prices of the Funds, see the historical information provided herein. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. The fund closing price of the lowest performing Fund on the relevant calculation day is greater than or equal to its threshold price and less than its starting price. As a result, investors receive a contingent coupon payment on the applicable quarterly contingent coupon payment date and the securities are not automatically called.

	SPDR® S&P® Oil & Gas Exploration & Production ETF	VanEck Vectors® Gold Miners ETF
Hypothetical starting price:	$100.00	$100.00
Hypothetical fund closing price on relevant calculation day:	$90.00	$80.00
Hypothetical threshold price:	$60.00	$60.00
Performance factor (fund closing price on calculation day divided by starting price):	90.00%	80.00%

Step 1: Determine which Fund is the lowest performing Fund on the relevant calculation day.

In this example, the VanEck Vectors® Gold Miners ETF has the lowest performance factor and is, therefore, the lowest performing Fund on the relevant calculation day.

Step 2: Determine whether a contingent coupon payment will be paid and whether the securities will be automatically called on the applicable quarterly contingent coupon payment date.

Since the hypothetical fund closing price of the lowest performing Fund on the relevant calculation day is greater than or equal to its threshold price, but less than its starting price, you would receive a contingent coupon payment on the applicable contingent coupon payment date and the securities would not be automatically called. The contingent coupon payment would be equal to $27.50 per security, determined as follows: (i) $1,000 multiplied by 11.00% per annum divided by (ii) 4, rounded to the nearest cent.

PRS-21

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Oil & Gas Exploration & Production ETF and the VanEck Vectors® Gold Miners ETF due November 7, 2024

Example 2. The fund closing price of the lowest performing Fund on the relevant calculation day is less than its threshold price. As a result, investors do not receive a contingent coupon payment on the applicable quarterly contingent coupon payment date and the securities are not automatically called.

	SPDR® S&P® Oil & Gas Exploration & Production ETF	VanEck Vectors® Gold Miners ETF
Hypothetical starting price:	$100.00	$100.00
Hypothetical fund closing price on relevant calculation day:	$59.00	$125.00
Hypothetical threshold price:	$60.00	$60.00
Performance factor (fund closing price on calculation day divided by starting price):	59.00%	125.00%

Step 1: Determine which Fund is the lowest performing Fund on the relevant calculation day.

In this example, the SPDR® S&P® Oil & Gas Exploration & Production ETF has the lowest performance factor and is, therefore, the lowest performing Fund on the relevant calculation day.

Step 2: Determine whether a contingent coupon payment will be paid and whether the securities will be automatically called on the applicable quarterly contingent coupon payment date.

Since the hypothetical fund closing price of the lowest performing Fund on the relevant calculation day is less than its threshold price, you would not receive a contingent coupon payment on the applicable contingent coupon payment date. In addition, the securities would not be automatically called, even though the fund closing price of the better performing Fund on the relevant calculation day is greater than its starting price. As this example illustrates, whether you receive a contingent coupon payment and whether the securities are automatically called on a quarterly contingent coupon payment date will depend solely on the fund closing price of the lowest performing Fund on the relevant calculation day. The performance of the better performing Fund is not relevant to your return on the securities.

Example 3. The fund closing price of the lowest performing Fund on the relevant calculation day is greater than or equal to its starting price. As a result, the securities are automatically called on the applicable quarterly contingent coupon payment date for the face amount plus a final contingent coupon payment.

	SPDR® S&P® Oil & Gas Exploration & Production ETF	VanEck Vectors® Gold Miners ETF
Hypothetical starting price:	$100.00	$100.00
Hypothetical fund closing price on relevant calculation day:	$115.00	$105.00
Hypothetical threshold price:	$60.00	$60.00
Performance factor (fund closing price on calculation day divided by starting price):	115.00%	105.00%

Step 1: Determine which Fund is the lowest performing Fund on the relevant calculation day.

In this example, the VanEck Vectors® Gold Miners ETF has the lowest performance factor and is, therefore, the lowest performing Fund on the relevant calculation day.

Step 2: Determine whether a contingent coupon payment will be paid and whether the securities will be automatically called on the applicable quarterly contingent coupon payment date.

Since the hypothetical fund closing price of the lowest performing Fund on the relevant calculation day is greater than or equal to its starting price, the securities would be automatically called and you would receive the face amount plus a final contingent coupon payment on the applicable contingent coupon payment date, which is also referred to as the call settlement date. On the call settlement date, you would receive $1,027.50 per security. You will not receive any further payments after the call settlement date.

PRS-22

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Oil & Gas Exploration & Production ETF and the VanEck Vectors® Gold Miners ETF due November 7, 2024

Hypothetical Payment at Stated Maturity

Set forth below are three examples of calculations of the maturity payment amount payable at stated maturity, assuming that the securities have not been automatically called prior to stated maturity and assuming the hypothetical starting price, threshold price and ending prices for each Fund indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual starting price or threshold price. The hypothetical starting price of $100.00 for each Fund has been chosen for illustrative purposes only and does not represent the actual starting price for either Fund. The actual starting price and threshold price for each Fund will be determined on the pricing date and will be set forth under “Terms of the Securities” above. For historical data regarding the actual closing prices of the Funds, see the historical information provided herein. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. The ending price of the lowest performing Fund on the final calculation day is greater than its starting price, the maturity payment amount is equal to the face amount of your securities at maturity and you receive a final contingent coupon payment:

	SPDR® S&P® Oil & Gas Exploration & Production ETF	VanEck Vectors® Gold Miners ETF
Hypothetical starting price:	$100.00	$100.00
Hypothetical ending price:	$145.00	$135.00
Hypothetical threshold price:	$60.00	$60.00
Performance factor (ending price divided by starting price):	145.00%	135.00%

Step 1: Determine which Fund is the lowest performing Fund on the final calculation day.

In this example, the VanEck Vectors® Gold Miners ETF has the lowest performance factor and is, therefore, the lowest performing Fund on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending price of the lowest performing Fund on the final calculation day.

Since the hypothetical ending price of the lowest performing Fund on the final calculation day is greater than its hypothetical threshold price, the maturity payment amount would equal the face amount. Although the hypothetical ending price of the lowest performing Fund on the final calculation day is significantly greater than its hypothetical starting price in this scenario, the maturity payment amount will not exceed the face amount.

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $1,000 per security as well as a final contingent coupon payment.

Example 2. The ending price of the lowest performing Fund on the final calculation day is less than its starting price but greater than its threshold price, the maturity payment amount is equal to the face amount of your securities at maturity and you receive a final contingent coupon payment:

	SPDR® S&P® Oil & Gas Exploration & Production ETF	VanEck Vectors® Gold Miners ETF
Hypothetical starting price:	$100.00	$100.00
Hypothetical ending price:	$80.00	$115.00
Hypothetical threshold price:	$60.00	$60.00
Performance factor (ending price divided by starting price):	80.00%	115.00%

Step 1: Determine which Fund is the lowest performing Fund on the final calculation day.

In this example, the SPDR® S&P® Oil & Gas Exploration & Production ETF has the lowest performance factor and is, therefore, the lowest performing Fund on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending price of the lowest performing Fund on the final calculation day.

Since the hypothetical ending price of the lowest performing Fund is less than its hypothetical starting price, but not by more than 40%, you would receive the face amount of your securities at maturity.

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $1,000 per security as well as a final contingent coupon payment.

PRS-23

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Oil & Gas Exploration & Production ETF and the VanEck Vectors® Gold Miners ETF due November 7, 2024

Example 3. The ending price of the lowest performing Fund on the final calculation day is less than its threshold price, the maturity payment amount is less than the face amount of your securities at maturity and you do not receive a final contingent coupon payment:

	SPDR® S&P® Oil & Gas Exploration & Production ETF	VanEck Vectors® Gold Miners ETF
Hypothetical starting price:	$100.00	$100.00
Hypothetical ending price:	$120.00	$45.00
Hypothetical threshold price:	$60.00	$60.00
Performance factor (ending price divided by starting price):	120.00%	45.00%

Step 1: Determine which Fund is the lowest performing Fund on the final calculation day.

In this example, the VanEck Vectors® Gold Miners ETF has the lowest performance factor and is, therefore, the lowest performing Fund on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending price of the lowest performing Fund on the final calculation day.

Since the hypothetical ending price of the lowest performing Fund on the final calculation day is less than its hypothetical starting price by more than 40%, you would lose a portion of the face amount of your securities and receive the maturity payment amount equal to $450.00 per security, calculated as follows:

= $1,000 × performance factor of the lowest performing Fund on the final calculation day

= $1,000 × 45.00%

= $450.00

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $450.00 per security, but no final contingent coupon payment.

These examples illustrate that you will not participate in any appreciation of either Fund, but will be fully exposed to a decrease in the lowest performing Fund if the ending price of the lowest performing Fund on the final calculation day is less than its threshold price, even if the ending price of the other Fund has appreciated or has not declined below its threshold price.

To the extent that the starting price, threshold price and ending price of the lowest performing Fund differ from the values assumed above, the results indicated above would be different.

PRS-24

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Oil & Gas Exploration & Production ETF and the VanEck Vectors® Gold Miners ETF due November 7, 2024

Additional Terms of the Securities

Wells Fargo Finance LLC will issue the securities as part of a series of senior unsecured debt securities entitled “Medium-Term Notes, Series A,” which is more fully described in the prospectus supplement. Information included in this pricing supplement supersedes information in the market measure supplement, prospectus supplement and prospectus to the extent that it is different from that information.

Certain Definitions

A “trading day” with respect to a Fund means a day, as determined by the calculation agent, on which the relevant stock exchange and each related futures or options exchange with respect to such Fund or any successor thereto, if applicable, are scheduled to be open for trading for their respective regular trading sessions.

The “relevant stock exchange” for a Fund means the primary exchange or quotation system on which shares (or other applicable securities) of such Fund are traded, as determined by the calculation agent. The “related futures or options exchange” for a Fund means each exchange or quotation system where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts relating to such Fund.

Calculation Agent

Wells Fargo Securities, LLC, one of our affiliates and a wholly owned subsidiary of Wells Fargo & Company, will act as calculation agent for the securities and may appoint agents to assist it in the performance of its duties. Pursuant to a calculation agent agreement, we may appoint a different calculation agent without your consent and without notifying you.

The calculation agent will determine whether the securities are automatically called prior to stated maturity, the amount of the payment you receive upon automatic call or at stated maturity and the contingent coupon payments, if any. In addition, the calculation agent will, among other things:

•	determine whether a market disruption event has occurred;
•	determine the fund closing prices of the Funds under certain circumstances;
•	determine if adjustments are required to the fund closing price of a Fund under various circumstances; and
•	if a Fund undergoes a liquidation event, select a successor fund (as defined below) or, if no successor fund is available, determine the fund closing price of such Fund.

All determinations made by the calculation agent will be at the sole discretion of the calculation agent and, in the absence of manifest error, will be conclusive for all purposes and binding on us and you. The calculation agent will have no liability for its determinations.

Market Disruption Events

A “market disruption event” means, with respect to a Fund, any of the following events as determined by the calculation agent in its sole discretion:

(A)	The occurrence or existence of a material suspension of or limitation imposed on trading by the relevant stock exchange or otherwise relating to the shares (or other applicable securities) of such Fund or any successor fund on the relevant stock exchange at any time during the one-hour period that ends at the close of trading on such day, whether by reason of movements in price exceeding limits permitted by such relevant stock exchange or otherwise.
(B)	The occurrence or existence of a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise in futures or options contracts relating to the shares (or other applicable securities) of such Fund or any successor fund on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise.
(C)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, shares (or other applicable securities) of such Fund or any successor fund on the relevant stock exchange at any time during the one-hour period that ends at the close of trading on that day.
(D)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to shares (or other applicable securities) of such Fund or any successor fund on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day.
(E)	The closure of the relevant stock exchange or any related futures or options exchange with respect to such Fund or any successor fund prior to its scheduled closing time unless the earlier closing time is announced by the relevant stock exchange
PRS-25

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Oil & Gas Exploration & Production ETF and the VanEck Vectors® Gold Miners ETF due November 7, 2024

or related futures or options exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such relevant stock exchange or related futures or options exchange, as applicable, and (2) the submission deadline for orders to be entered into the relevant stock exchange or related futures or options exchange, as applicable, system for execution at the close of trading on that day.

(F)	The relevant stock exchange or any related futures or options exchange with respect to such Fund or any successor fund fails to open for trading during its regular trading session.

For purposes of determining whether a market disruption event has occurred with respect to a Fund:

(1)	“close of trading” means the scheduled closing time of the relevant stock exchange with respect to such Fund or any successor fund; and
(2)	the “scheduled closing time” of the relevant stock exchange or any related futures or options exchange on any trading day for such Fund or any successor fund means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours.

If a market disruption event occurs or is continuing with respect to a Fund on any calculation day, then such calculation day for such Fund will be postponed to the first succeeding trading day for such Fund on which a market disruption event for such Fund has not occurred and is not continuing; however, if such first succeeding trading day has not occurred as of the eighth trading day for such Fund after the originally scheduled calculation day, that eighth trading day shall be deemed to be the calculation day for such Fund. If a calculation day has been postponed eight trading days for a Fund after the originally scheduled calculation day and a market disruption event occurs or is continuing with respect to such Fund on such eighth trading day, the calculation agent will determine the closing price of such Fund on such eighth trading day based on its good faith estimate of the value of the shares (or other applicable securities) of such Fund as of the close of trading on such eighth trading day. Notwithstanding a postponement of the calculation day for one Fund due to a market disruption event with respect to such Fund, the originally scheduled calculation day will remain the calculation day for the other Fund if such other Fund is not affected by a market disruption event.

Anti-dilution Adjustments Relating to a Fund; Alternate Calculation

Anti-dilution Adjustments

The calculation agent will adjust the adjustment factor with respect to a Fund as specified below if any of the events specified below occurs with respect to such Fund and the effective date or ex-dividend date, as applicable, for such event is after the pricing date and on or prior to the final calculation day for such Fund.

The adjustments specified below do not cover all events that could affect a Fund, and there may be other events that could affect a Fund for which the calculation agent will not make any such adjustments, including, without limitation, an ordinary cash dividend. Nevertheless, the calculation agent may, in its sole discretion, make additional adjustments to any terms of the securities upon the occurrence of other events that affect or could potentially affect the market price of, or shareholder rights in, a Fund, with a view to offsetting, to the extent practical, any such change, and preserving the relative investment risks of the securities.  In addition, the calculation agent may, in its sole discretion, make adjustments or a series of adjustments that differ from those described herein if the calculation agent determines that such adjustments do not properly reflect the economic consequences of the events specified in this pricing supplement or would not preserve the relative investment risks of the securities.  All determinations made by the calculation agent in making any adjustments to the terms of the securities, including adjustments that are in addition to, or that differ from, those described in this pricing supplement, will be made in good faith and a commercially reasonable manner, with the aim of ensuring an equitable result.  In determining whether to make any adjustment to the terms of the securities, the calculation agent may consider any adjustment made by the Options Clearing Corporation or any other equity derivatives clearing organization on options contracts on the affected Fund.

For any event described below, the calculation agent will not be required to adjust the adjustment factor for a Fund unless the adjustment would result in a change to such adjustment factor then in effect of at least 0.10%. The adjustment factor resulting from any adjustment will be rounded up or down, as appropriate, to the nearest one-hundred thousandth.

(A)	Stock Splits and Reverse Stock Splits

If a stock split or reverse stock split has occurred with respect to a Fund, then once such split has become effective, the adjustment factor for such Fund will be adjusted to equal the product of the prior adjustment factor for such Fund and the number of securities which a holder of one share (or other applicable security) of such Fund before the effective date of such stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

(B)	Stock Dividends

If a dividend or distribution of shares (or other applicable securities) of a Fund has been made by such Fund ratably to all holders of record of such shares (or other applicable security), then the adjustment factor for such Fund will be adjusted on the ex-

PRS-26

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Oil & Gas Exploration & Production ETF and the VanEck Vectors® Gold Miners ETF due November 7, 2024

dividend date to equal the prior adjustment factor for such Fund plus the product of the prior adjustment factor for such Fund and the number of shares (or other applicable security) of such Fund which a holder of one share (or other applicable security) of such Fund before the ex-dividend date would have owned or been entitled to receive immediately following that date; provided, however, that no adjustment will be made for a distribution for which the number of securities of such Fund paid or distributed is based on a fixed cash equivalent value.

(C)	Extraordinary Dividends

If an extraordinary dividend (as defined below) has occurred with respect to a Fund, then the adjustment factor for such Fund will be adjusted on the ex-dividend date to equal the product of the prior adjustment factor for such Fund and a fraction, the numerator of which is the closing price per share (or other applicable security) of such Fund on the trading day preceding the ex-dividend date, and the denominator of which is the amount by which the closing price per share (or other applicable security) of such Fund on the trading day preceding the ex-dividend date exceeds the extraordinary dividend amount (as defined below).

For purposes of determining whether an extraordinary dividend has occurred:

 (1) “extraordinary dividend” means any cash dividend or distribution (or portion thereof) that the calculation agent  determines, in its sole discretion, is extraordinary or special; and

 (2)  “extraordinary dividend amount” with respect to an extraordinary dividend for the securities of a Fund will equal  the amount per share (or other applicable security) of such Fund of the applicable cash dividend or distribution that  is attributable to the extraordinary dividend, as determined by the calculation agent in its sole discretion.

A distribution on the securities of a Fund described below under the section entitled “—Reorganization Events” below that also constitutes an extraordinary dividend will only cause an adjustment pursuant to that “—Reorganization Events” section.

(D)	Other Distributions

If a Fund declares or makes a distribution to all holders of the shares (or other applicable security) of such Fund of any non-cash assets, excluding dividends or distributions described under the section entitled “—Stock Dividends” above, then the calculation agent may, in its sole discretion, make such adjustment (if any) to the adjustment factor as it deems appropriate in the circumstances. If the calculation agent determines to make an adjustment pursuant to this paragraph, it will do so with a view to offsetting, to the extent practical, any change in the economic position of a holder of the securities that results solely from the applicable event.

(E)	Reorganization Events

If a Fund, or any successor fund, is subject to a merger, combination, consolidation or statutory exchange of securities with another exchange traded fund, and such Fund is not the surviving entity (a “reorganization event”), then, on or after the date of such event, the calculation agent shall, in its sole discretion, make an adjustment to the adjustment factor for such Fund or the method of determining the maturity payment amount, whether the securities are automatically called prior to stated maturity, whether a contingent coupon payment will be made or any other terms of the securities as the calculation agent determines appropriate to account for the economic effect on the securities of such event, and determine the effective date of that adjustment. If the calculation agent determines that no adjustment that it could make will produce a commercially reasonable result, then the calculation agent may deem such event a liquidation event (as defined below).

Liquidation Events

If a Fund is de-listed, liquidated or otherwise terminated (a “liquidation event”), and a successor or substitute exchange traded fund exists that the calculation agent determines, in its sole discretion, to be comparable to such Fund, then, upon the calculation agent’s notification of that determination to the trustee and Wells Fargo Finance LLC, any subsequent fund closing price for such Fund will be determined by reference to the fund closing price of such successor or substitute exchange traded fund (such exchange traded fund being referred to herein as a “successor fund”), with such adjustments as the calculation agent determines are appropriate to account for the economic effect of such substitution on holders of the securities.

If a Fund undergoes a liquidation event prior to, and such liquidation event is continuing on, the date that any fund closing price of such Fund is to be determined and the calculation agent determines that no successor fund is available at such time, then the calculation agent will, in its discretion, calculate the fund closing price for such Fund on such date by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate such Fund, provided that if the calculation agent determines in its discretion that it is not practicable to replicate such Fund (including but not limited to the instance in which an underlying index sponsor discontinues publication of the relevant underlying index), then the calculation agent will calculate the fund closing price for such Fund in accordance with the formula last used to calculate such fund closing price before such liquidation event, but using only those securities that were held by such Fund immediately prior to such liquidation event without any rebalancing or substitution of such securities following such liquidation event.

If a successor fund is selected or the calculation agent calculates the fund closing price as a substitute for a Fund, such successor fund or fund closing price will be used as a substitute for such Fund for all purposes, including for purposes of determining whether a market disruption event exists with respect to such Fund. Notwithstanding these alternative arrangements, a liquidation event with respect to a Fund may adversely affect the value of the securities.

If any event is both a reorganization event and a liquidation event, such event will be treated as a reorganization event for purposes of

PRS-27

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Oil & Gas Exploration & Production ETF and the VanEck Vectors® Gold Miners ETF due November 7, 2024

the securities unless the calculation agent makes the determination referenced in the last sentence of the section entitled “—Anti-dilution Adjustments—Reorganization Events” above.

Alternate Calculation

If at any time the method of calculating a Fund or a successor fund, or the related underlying index, is changed in a material respect, or if a Fund or a successor fund is in any other way modified so that such Fund does not, in the opinion of the calculation agent, fairly represent the price of the securities of such Fund or such successor fund had such changes or modifications not been made, then the calculation agent may, at the close of business in New York City on the date that any fund closing price is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a closing price of an exchange traded fund comparable to such Fund or such successor fund, as the case may be, as if such changes or modifications had not been made, and calculate the fund closing price of such Fund and the maturity payment amount and determine whether the securities are automatically called prior to stated maturity and whether a contingent coupon payment will be made with reference to such adjusted closing price of such Fund or such successor fund, as applicable.

Events of Default and Acceleration

If an event of default with respect to the securities has occurred and is continuing, the amount payable to a holder of a security upon any acceleration permitted by the securities, with respect to each security, will be equal to the maturity payment amount, calculated as provided herein, plus a portion of a final contingent coupon payment, if any. The maturity payment amount and any final contingent coupon payment will be calculated as though the date of acceleration were the final calculation day. The final contingent coupon payment, if any, will be prorated from and including the immediately preceding contingent coupon payment date to but excluding the date of acceleration.

PRS-28

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Oil & Gas Exploration & Production ETF and the VanEck Vectors® Gold Miners ETF due November 7, 2024

The SPDR® S&P® Oil & Gas Exploration & Production ETF

The SPDR S&P Oil & Gas Exploration & Production ETF is an exchange traded fund that seeks to provide investment results that, before fees and expenses, correspond generally to the performance of the S&P® Oil & Gas Exploration & Production Select Industry® Index, an equity index that is intended to measure the performance of the oil & gas exploration & production sub-industry of the S&P® Total Market Index, a benchmark that measures the performance of the United States equity market. See “Description of Exchange Traded Funds—The SPDR® S&P® Oil & Gas Exploration & Production ETF” in the accompanying market measure supplement for additional information about the SPDR S&P Oil & Gas Exploration & Production ETF.

In addition, information about the SPDR S&P Oil & Gas Exploration & Production ETF may be obtained from other sources, including, but not limited to, the SPDR S&P Oil & Gas Exploration & Production ETF sponsor’s website (including information regarding (a) the SPDR S&P Oil & Gas Exploration & Production ETF’s top ten constituents and their weightings; (b) returns of the SPDR S&P Oil & Gas Exploration & Production ETF and its underlying index for certain periods; and (c) the fees paid to the sponsor of the SPDR S&P Oil & Gas Exploration & Production ETF). We are not incorporating by reference into this pricing supplement the website or any material it includes. Neither we nor the agent makes any representation that such publicly available information regarding the SPDR S&P Oil & Gas Exploration & Production ETF is accurate or complete.

Historical Information

We obtained the closing prices of the SPDR S&P Oil & Gas Exploration & Production ETF in the graph below from Bloomberg Financial Markets, without independent verification.

The following graph sets forth daily closing prices of the SPDR S&P Oil & Gas Exploration & Production ETF for the period from January 1, 2014 to September 26, 2019. The closing price on September 26, 2019 was $22.63. The historical performance of the SPDR S&P Oil & Gas Exploration & Production ETF should not be taken as an indication of the future performance of the SPDR S&P Oil & Gas Exploration & Production ETF during the term of the securities.

SPDR®, S&P®, S&P 500® and Select Sector SPDRs® are trademarks of Standard & Poor’s Financial Services LLC (“S&P Financial”). The securities are not sponsored, endorsed, sold or promoted by the SPDR Series Trust (the “SPDR Trust”), SSgA Funds Management, Inc. (“SSgA”) or S&P Financial. None of the SPDR Trust, SSgA or S&P Financial makes any representations or warranties to the holders of the securities or any member of the public regarding the advisability of investing in the securities. None of the SPDR Trust, SSgA or S&P Financial will have any obligation or liability in connection with the registration, operation, marketing, trading or sale of the securities or in connection with Wells Fargo Finance LLC’s or Wells Fargo & Company’s use of information about the SPDR® S&P® Oil & Gas Exploration & Production ETF.

PRS-29

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Oil & Gas Exploration & Production ETF and the VanEck Vectors® Gold Miners ETF due November 7, 2024

The VanEck Vectors® Gold Miners ETF

The VanEck Vectors® Gold Miners ETF is issued by VanEck Vectors® ETF Trust, a registered open-end management investment company. The VanEck Vectors® Gold Miners ETF seeks to replicate as closely as possible, before fees and expenses, the price and yield performance of the NYSE Arca Gold Miners Index, an equity index that is intended to track the performance of companies involved in mining of gold and silver. The VanEck Vectors® Gold Miners ETF seeks to provide investment results that, before fees and expenses, correspond generally to the price and yield performance of the NYSE Arca Gold Miners Index. For a description of the NYSE Arca Gold Minders Index, please see “NYSE Arca Gold Miners Index” below. The VanEck Vectors® Gold Miners ETF is listed on the NYSE Arca, Inc. under the ticker symbol “GDX.”

Information provided to or filed with the Securities and Exchange Commission (the “SEC”) by VanEck Vectors® ETF Trust under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-123257 and 811-10325 and can be accessed through the SEC’s website at www.sec.gov. In addition, information about the SPDR S&P Oil & Gas Exploration & Production ETF may be obtained from other sources, including, but not limited to, the VanEck Vectors® ETF Trust sponsor’s website (including information regarding (a) the VanEck Vectors® ETF Trust’s top ten constituents and their weightings; (b) returns of the VanEck Vectors® ETF Trust and its underlying index for certain periods; and (c) the fees paid to the sponsor of the VanEck Vectors® ETF Trust). We are not incorporating by reference into this pricing supplement the website or any material it includes. Neither we nor the agent makes any representation that such publicly available information regarding the VanEck Vectors® ETF Trust is accurate or complete.

This pricing supplement relates only to the securities offered hereby and does not relate to the VanEck Vectors® Gold Miners ETF. We have derived all disclosures contained in this pricing supplement regarding the VanEck Vectors® Gold Miners ETF from the publicly available documents described in the preceding paragraph. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the VanEck Vectors® Gold Miners ETF. Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to the VanEck Vectors® Gold Miners ETF in connection with the offer and sale of the securities. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the VanEck Vectors® Gold Miners ETF (and therefore the price of the VanEck Vectors® Gold Miners ETF at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the VanEck Vectors® Gold Miners ETF could affect any payments on the securities and therefore the trading prices of the securities.

We and/or our affiliates may presently or from time to time engage in business with the VanEck Vectors® Gold Miners ETF. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the VanEck Vectors® Gold Miners ETF, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the VanEck Vectors® Gold Miners ETF. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws.

The NYSE Arca Gold Miners Index

We obtained all information contained in this pricing supplement regarding the NYSE Arca Gold Miners Index (the “Gold Miners Index”), including, without limitation, its make-up, method of calculation, and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, NYSE Arca, the sponsor of the Gold Miners Index. NYSE Arca has no obligation to continue to publish, and may discontinue publication of, the Gold Miners Index at any time. Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to the Gold Miners Index in connection with the offer and sale of the securities.

Index Universe

The Gold Miners Index includes common stocks, American depositary receipts (“ADRs”) and Global depositary receipts (“GDRs”) of selected companies that are involved in mining for gold and silver and that are listed for trading on a major stock market that is accessible by foreign investors. The index compiler (NYSE Arca) has chosen not to specify the exact exchanges whose securities are eligible for inclusion in the Gold Miners Index, but generally the exchanges in most developed markets and major emerging markets are regarded as appropriate. The index compiler will use their discretion to avoid those exchanges and markets that are considered “frontier” in nature or alternatively, have major restrictions to foreign ownership.

The universe of companies eligible for inclusion in the Gold Miners Index will specifically include those companies that derive at least 50% of their revenues for gold mining and related activities. Companies already in the Gold Miners Index will be removed from the Gold Miners Index in the following quarterly review only if their gold mining revenues fall below the 40% level. In addition, the Gold Miners Index companies with a significant revenue exposure to silver mining in addition to gold mining are eligible for including in the Gold Miners Index. These are companies that either (1) have a revenue exposure to silver mining greater than 50% or (2) have a greater revenue exposure to silver mining than gold mining and have a combined gold/silver mining revenue exposure of greater than 50%. The index compiler will ensure, solely through the company selections in the index rebalances, that the percentage of the index weight that will consist of these “silver-tilted” companies will not exceed 20%.

Further, both streaming companies and royalty companies are eligible for inclusion in the Gold Miners Index. Companies that have not yet commenced production are also eligible for inclusion in the Gold Miners Index, provided that they have tangible revenues that are

PRS-30

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Oil & Gas Exploration & Production ETF and the VanEck Vectors® Gold Miners ETF due November 7, 2024

related to the mining of either gold or silver ore. There are no restrictions imposed on the eligibility of company in how much the company has hedged in gold or silver production via futures, options or forward contracts.

Selection of Constituents

The index constituents are selected among the companies that are included in the index universe and that meet the following criteria: (i) a market capitalization greater than $750 million; (ii) an average daily trading volume of at least 50,000 shares over the past three months; and (iii) an average daily value traded of at least $1 million over the past three months.

Once an index constituent is included in the Gold Miners Index, it will be removed from the Gold Miners Index during the quarterly review only if (i) its market capitalization is less than $450 million; or (ii) its average daily trading volume for the past three months is lower than $30,000 shares and its average daily value traded is lower than $600,000.

Index Calculation

The Gold Miners Index is calculated on a price return basis using a modified market capitalization divided by the divisor. The divisor was set on December 20, 2002 to obtain a base level of 500.00 at the base market capitalization. As described below, the divisor is continually adjusted as a result of corporate actions and composition changes to maintain continuity in the Gold Miners Index. More specifically, the Gold Miners Index is calculated using the following formula:

Where:

t = day of calculation;

N = number of constituent equities in the Gold Miners Index;

Qi,t = number of shares of equity i on day t;

Mi,t = multiplier of equity i;

Ci,t = price of equity i on day t; and

DIV = current index divisor on day t.

Quarterly Review of the Gold Miners Index

The Gold Miners Index is reviewed quarterly so that at least 90% of the index weight is accounted for by index components that continue to meet the initial eligibility requirements. The NYSE Arca may at any time and from time to time change the number of securities comprising the group by adding or deleting one or more securities, or replacing one or more securities contained in the group with one or more substitute securities of its choice, if in the NYSE Arca’s discretion such addition, deletion or substitution is necessary or appropriate to maintain the quality and/or character of the Gold Miners Index. Components will be removed from the Gold Miners Index during the quarterly review if their market capitalization falls below $50 million or the traded average daily shares for the previous six months is lower than 25,000 shares.

Changes to the Gold Miners Index compositions and/or the component share weights in the Gold Miners Index typically take effect after the close of trading on the third Friday of each calendar quarter month, in connection with the quarterly index rebalance. An index announcement on the website of NYSE Euronext will announce such changes. The inclusion of companies in the Gold Miners Index will be announced at least three trading days before the actual inclusion. The component to be removed will be announced no later than 3 p.m. ET on the business day before the effective date of removal.

The Gold Miners Index is weighted based on the market capitalization of each of the component securities, modified to conform to the following asset diversification requirements, which are applied in conjunction with the scheduled quarterly adjustments to the Gold Miners Index:

(1)	the weight of any single component security may not account for more than 20% of the total value of the Gold Miners Index;
(2)	the component securities are split into two subgroups — (1) large and (2) small, which are ranked by their unadjusted market capitalization weight in the Gold Miners Index. Large stocks are defined as having an index weight greater than or equal to 5%. Small securities are defined as having an index weight below 5%; and
(3)	the final aggregate weight of those component securities which individually represent more than 4.5% of the total value of the Gold Miners Index may not account for more than 45% of the total index value.

The Gold Miners Index is weighted based on the market capitalization of each of the component securities, modified to conform to the following asset diversification requirements, which are applied in conjunction with the scheduled quarterly adjustments to the Gold Miners Index:

PRS-31

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Oil & Gas Exploration & Production ETF and the VanEck Vectors® Gold Miners ETF due November 7, 2024

•	Diversification Rule 1: If any component stock exceeds 20% of the total value of the Gold Miners Index, then all stocks greater than 20% of the Gold Miners Index are reduced to represent 20% of the value of the Gold Miners Index. The aggregate amount by which all component stocks are reduced is redistributed proportionately across the remaining stocks that represent less than 20% of the index value. After this redistribution, if any other stock then exceeds 20%, the stock is set to 20% of the index value and the redistribution is repeated. If there is no component stock over 20% of the total value of the Gold Miners Index, then Diversification Rule 1 is not executed.
•	Diversification Rule 2: The components are sorted into two groups, (1) large components, with a starting index weight of 5% or greater, and (2) small components, with a weight of under 5% (after any adjustments for Diversification Rule 1). If there are no components that are classified as large components after Diversification Rule 1 is run, then Diversification Rule 2 is not executed. In addition, if the starting aggregate weight of the large components after Diversification Rule 1 is run is not greater than 45% of the starting index weight, then Diversification Rule 2 is not executed.

If Diversification Rule 2 is executed, then the large group and the small group will represent 45% and 55%, respectively, of the final index weight. This will be adjusted for through the following process:

o	The weight of each of the large stocks will be scaled down proportionately with a floor of 5% so that the aggregate weight of the large components will be reduced to represent 45% of the Gold Miners Index. If any component stock falls below a weight equal to the product of 5% and the proportion by which the stocks were scaled down following this distribution, then the weight of the stock is set equal to the product of 5% and the proportion by which the stocks were scaled down, the components with weights greater than 5% will be reduced proportionately.
o	The weight of each of the small components will be scaled up proportionately from the redistribution of the large components. If any component stock exceeds a weight equal to the product of 4.5% and the proportion by which the stocks were scaled up following this distribution, then the weight of the stock is set equal to the product of 4.5% and the proportion by which the stocks were scaled up. The redistribution of weight to the remaining stocks is repeated until the entire amount has been redistributed.

Corporate Action-Related Adjustments

The Gold Miners Index may be adjusted in order to maintain the continuity of the index level and the composition. The underlying aim is that the index continues to reflect as closely as possible the value of the underlying portfolio. Adjustments take place in reaction to events that occur with constituents, in order to mitigate or eliminate the effect of that event on the Gold Miners Index.

(1)	Removal of constituents. Any stock deleted from the Gold Miners Index as a result of a corporate action such as a merger, acquisition, spin-off, delisting or bankruptcy is not replaced by any new stock. The total number of stocks in the Gold Miners Index is reduced by one every time a company is deleted. If a company is removed from the Gold Miners Index, the divisor will be adapted to maintain the index level.
a.	Mergers and acquisitions. In the event that a merger or acquisition occurs between members of the Gold Miners Index, the acquired company is deleted and its market capitalization moves to the acquiring company’s stock. In the event that only one of the parties to a merger or acquisition is a member of the Gold Miners Index, an acquiring member of the Gold Miners Index continues as a member of the Gold Miners Index and its shares will be adjusted at the next rebalance while an acquired member of the Gold Miners Index is removed from the Gold Miners Index and the acquiring company may be considered for inclusion at the next rebalance.
b.	Suspensions and company distress. Immediately upon a company’s bankruptcy announcement, the stock is removed from the Gold Miners Index at the closing price of the first trading day following the announcement. If the stock does not trade on the relevant exchange between the bankruptcy announcement and the next rebalance effective date, the stock may be deleted from the Gold Miners Index with a presumed market value of $0.
c.	Split-up / spin-off. The closing price of the index constituent is adjusted by the value of the spin-off. Spun-off companies will not be automatically added into the Gold Miners Index at the time of the event.
(2)	Dividends. The price Gold Miners Index will be adjusted for dividends that are special. To determine whether a dividend should be considered a special dividend, the compiler will use the following criteria: (a) the declaration of a dividend additional to those dividends declared as part of a company’s normal results and dividend reporting cycle; or (b) the identification of an element of a dividend paid in line with a company’s normal results and dividend reporting cycle as an element that is unambiguously additional to the company’s normal payment.
(3)	Rights issues and other rights. In the event of a rights issue, the price is adjusted for the value of the right on the ex-date, and the shares are increased according to the terms of the offering. The value of the right is determined from the market value of the right. The compiler shall only effect adjustments if the rights represent a positive value.
(4)	Bonus issues, stock splits and reverse stock splits. For bonus issues, stock splits and reverse stock splits, the number of shares included in the Gold Miners Index will be adjusted in accordance with the ratio given in the corporate action. Since the event won’t change the value of the company included in the Gold Miners Index, the divisor will not be changed because of this.
PRS-32

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Oil & Gas Exploration & Production ETF and the VanEck Vectors® Gold Miners ETF due November 7, 2024

(5)	Changes in number of shares. Changes in the number of shares in issue will not be reflected in the Gold Miners Index until the next review unless the change is related to a specific corporate action.

Historical Information

We obtained the closing prices of the VanEck Vectors® Gold Miners ETF in the graph below from Bloomberg Financial Markets, without independent verification.

The following graph sets forth daily closing prices of the VanEck Vectors® Gold Miners ETF for the period from January 1, 2014 to September 26, 2019. The closing price on September 26, 2019 was $28.11. The historical performance of the VanEck Vectors® Gold Miners ETF should not be taken as an indication of the future performance of the VanEck Vectors® Gold Miners ETF during the term of the securities.

VanEck Vectors® is a trademark of Van Eck Associates Corp. (“Van Eck”). The securities are not sponsored, endorsed, sold or promoted by VanEck or the VanEck Vectors® ETF Trust (the “Trust”). Neither VanEck nor the Trust makes any representations or warranties to the holders of the securities or any member of the public regarding the advisability of investing in the securities. Neither VanEck nor the Trust has any obligation or liability in connection with the registration, operation, marketing, trading or sale of the securities or in connection with Wells Fargo Finance LLC’s or Wells Fargo & Company’s use of information about the VanEck Vectors® Gold Miners ETF.

PRS-33

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Oil & Gas Exploration & Production ETF and the VanEck Vectors® Gold Miners ETF due November 7, 2024

Benefit Plan Investor Considerations

Each fiduciary of a pension, profit-sharing or other employee benefit plan to which Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”) applies (a “plan”), should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an investment in the securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan. When we use the term “holder” in this section, we are referring to a beneficial owner of the securities and not the record holder.

Section 406 of ERISA and Section 4975 of the Code prohibit plans, as well as individual retirement accounts and Keogh plans to which Section 4975 of the Code applies (also “plans”), from engaging in specified transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (collectively, “parties in interest”) with respect to such plan. A violation of those “prohibited transaction” rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless statutory or administrative exemptive relief is available. Therefore, a fiduciary of a plan should also consider whether an investment in the securities might constitute or give rise to a prohibited transaction under ERISA and the Code.

Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, certain church plans, as defined in Section 3(33) of ERISA, and foreign plans, as described in Section 4(b)(4) of ERISA (collectively, “Non-ERISA Arrangements”), are not subject to the requirements of ERISA, or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”).

We and our affiliates may each be considered a party in interest with respect to many plans. Special caution should be exercised, therefore, before the securities are purchased by a plan. In particular, the fiduciary of the plan should consider whether statutory or administrative exemptive relief is available. The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Those class exemptions are:

•	PTCE 96-23, for specified transactions determined by in-house asset managers;
•	PTCE 95-60, for specified transactions involving insurance company general accounts;
•	PTCE 91-38, for specified transactions involving bank collective investment funds;
•	PTCE 90-1, for specified transactions involving insurance company separate accounts; and
•	PTCE 84-14, for specified transactions determined by independent qualified professional asset managers.

In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide an exemption for transactions between a plan and a person who is a party in interest (other than a fiduciary who has or exercises any discretionary authority or control with respect to investment of the plan assets involved in the transaction or renders investment advice with respect thereto) solely by reason of providing services to the plan (or by reason of a relationship to such a service provider), if in connection with the transaction of the plan receives no less, and pays no more, than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA).

Any purchaser or holder of the securities or any interest in the securities will be deemed to have represented by its purchase and holding that either:

•	no portion of the assets used by such purchaser or holder to acquire or purchase the securities constitutes assets of any plan or Non-ERISA Arrangement; or
•	the purchase and holding of the securities by such purchaser or holder will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any plan consult with their counsel regarding the potential consequences under ERISA and the Code of the acquisition of the securities and the availability of exemptive relief.

The securities are contractual financial instruments. The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities. The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of the securities acknowledges and agrees that:

(i)	the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (a) the design and terms of the securities, (b) the purchaser or holder’s
PRS-34

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Oil & Gas Exploration & Production ETF and the VanEck Vectors® Gold Miners ETF due November 7, 2024

investment in the securities, or (c) the exercise of or failure to exercise any rights we have under or with respect to the securities;

(ii)	we and our affiliates have acted and will act solely for our own account in connection with (a) all transactions relating to the securities and (b) all hedging transactions in connection with our obligations under the securities;
(iii)	any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;
(iv)	our interests may be adverse to the interests of the purchaser or holder; and
(v)	neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Purchasers of the securities have the exclusive responsibility for ensuring that their purchase, holding and subsequent disposition of the securities does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Law. Nothing herein shall be construed as a representation that an investment in the securities would be appropriate for, or would meet any or all of the relevant legal requirements with respect to investments by, plans or Non-ERISA Arrangements generally or any particular plan or Non-ERISA Arrangement.

PRS-35

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Oil & Gas Exploration & Production ETF and the VanEck Vectors® Gold Miners ETF due November 7, 2024

United States Federal Tax Considerations

The following is a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the securities. It applies to you only if you purchase a security for cash at its stated principal amount and hold it as a capital asset within the meaning of Section 1221 of the Code. This discussion does not address all of the tax consequences that may be relevant to you in light of your particular circumstances or if you are a holder subject to special rules, such as:

•	a financial institution;
•	a “regulated investment company”;
•	a “real estate investment trust”;
•	a tax-exempt entity, including an “individual retirement account” or “Roth IRA”;
•	a dealer or trader subject to a mark-to-market method of tax accounting with respect to the securities;
•	a person holding a security as part of a “straddle” or conversion transaction or who has entered into a “constructive sale” with respect to a security;
•	a U.S. holder (as defined below) whose functional currency is not the U.S. dollar; or
•	an entity classified as a partnership for U.S. federal income tax purposes.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to your particular U.S. federal tax consequences of holding and disposing of the securities.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date of this pricing supplement, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described herein, possibly with retroactive effect. This discussion does not address the effects of any applicable state, local or non-U.S. tax laws, any alternative minimum tax consequences, the potential application of the Medicare tax on investment income or the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code. You should consult your tax adviser concerning the application of the U.S. federal income and estate tax laws to your particular situation (including the possibility of alternative treatments of the securities), as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

Tax Treatment of the Securities

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the IRS or a court will agree with the tax treatment described herein. We intend to treat a security for U.S. federal income tax purposes as a prepaid derivative contract that provides for a coupon that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible. Moreover, our counsel’s opinion is based on market conditions as of the date of this preliminary pricing supplement and is subject to confirmation in the final pricing supplement.

You should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities. Unless otherwise stated, the following discussion is based on the treatment of the securities as described in the previous paragraph.

Tax Consequences to U.S. Holders

This section applies only to U.S. holders. You are a “U.S. holder” if you are a beneficial owner of a security that is, for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;
•	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or
•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.
PRS-36

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Oil & Gas Exploration & Production ETF and the VanEck Vectors® Gold Miners ETF due November 7, 2024

Tax Treatment of Coupon Payments. Any coupon payments on the securities should be taxable as ordinary income to you at the time received or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes.

Sale, Exchange or Retirement of the Securities. Upon a sale, exchange or retirement of the securities, you should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and your tax basis in the securities that are sold, exchanged or retired. For this purpose, the amount realized does not include any coupon paid at retirement and may not include sale proceeds attributable to an accrued coupon, which may be treated as a coupon payment. Your tax basis in the securities should equal the amount you paid to acquire them. This gain or loss should be long-term capital gain or loss if you have held the securities for more than one year at the time of the sale, exchange or retirement, and should be short-term capital gain or loss otherwise. The ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations.

Possible Alternative Tax Treatments of an Investment in the Securities. Alternative U.S. federal income tax treatments of the securities are possible that, if applied, could materially and adversely affect the timing and/or character of income, gain or loss with respect to them. It is possible, for example, that the securities could be treated as debt instruments governed by Treasury regulations relating to the taxation of contingent payment debt instruments. In that event, (i) regardless of your regular method of tax accounting, in each year that you held the securities you generally would be required to accrue income, subject to certain adjustments, based on our comparable yield for similar non-contingent debt, determined as of the time of issuance of the securities, and (ii) any gain on the sale, exchange or retirement of the securities would be treated as ordinary income. Even if the securities are treated for U.S. federal income tax purposes as prepaid derivative contracts rather than debt instruments, the IRS could treat the timing and character of income with respect to coupon payments in a manner different from that described above.

Other possible U.S. federal income tax treatments of the securities could also affect the timing and character of income or loss with respect to the securities. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge; and appropriate transition rules and effective dates. While it is not clear whether the securities would be viewed as similar to the typical prepaid forward contract described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the possible alternative treatments of an investment in the securities and the issues presented by this notice.

Tax Consequences to Non-U.S. Holders

This section applies only to non-U.S. holders. You are a “non-U.S. holder” if you are a beneficial owner of a security that is, for U.S. federal income tax purposes:

•	an individual who is classified as a nonresident alien;
•	a foreign corporation; or
•	a foreign trust or estate.

You are not a non-U.S. holder for purposes of this discussion if you are (i) an individual who is present in the United States for 183 days or more in the taxable year of disposition of a security, (ii) a former citizen or resident of the United States or (iii) a person for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States. If you are or may become such a person during the period in which you hold a security, you should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities.

Because significant aspects of the tax treatment of the securities are uncertain, persons having withholding responsibility in respect of the securities may withhold on any coupon payment paid to you, generally at a rate of 30%. To the extent that we have (or an affiliate of ours has) withholding responsibility in respect of the securities, we intend to so withhold. In order to claim an exemption from, or a reduction in, the 30% withholding, you may need to comply with certification requirements to establish that you are not a U.S. person and are eligible for such an exemption or reduction under an applicable tax treaty. You should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any amounts withheld and the certification requirement described above.

Possible Withholding Under Section 871(m) of the Code. Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to non-U.S. holders with

PRS-37

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Oil & Gas Exploration & Production ETF and the VanEck Vectors® Gold Miners ETF due November 7, 2024

respect to certain financial instruments linked to U.S. equities (“U.S. underlying equities”) or indices that include U.S. underlying equities. Section 871(m) generally applies to instruments that substantially replicate the economic performance of one or more U.S. underlying equities, as determined based on tests set forth in the applicable Treasury regulations (a “specified security”). However, the regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2021 that do not have a “delta” of one. Based on the terms of the securities and representations provided by us, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. underlying equity and, therefore, should not be specified securities subject to withholding tax under Section 871(m).

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this treatment. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances. For example, if you enter into other transactions relating to a U.S. underlying equity, you could be subject to withholding tax or income tax liability under Section 871(m) even if the securities are not specified securities subject to Section 871(m) as a general matter. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

This information is indicative and will be updated in the final pricing supplement or may otherwise be updated by us in writing from time to time. Non-U.S. holders should be warned that Section 871(m) may apply to the securities based on circumstances as of the pricing date for the securities and, therefore, it is possible that the securities will be subject to withholding tax under Section 871(m).

In the event withholding applies, we will not be required to pay any additional amounts with respect to amounts withheld.

U.S. Federal Estate Tax

If you are an individual non-U.S. holder or an entity the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), you should note that, absent an applicable treaty exemption, a security may be treated as U.S.-situs property subject to U.S. federal estate tax. If you are such an individual or entity, you should consult your tax adviser regarding the U.S. federal estate tax consequences of investing in the securities.

Information Reporting and Backup Withholding

Amounts paid on the securities, and the proceeds of a sale, exchange or other disposition of the securities, may be subject to information reporting and, if you fail to provide certain identifying information (such as an accurate taxpayer identification number if you are a U.S. holder) or meet certain other conditions, may also be subject to backup withholding at the rate specified in the Code. If you are a non-U.S. holder that provides an appropriate IRS Form W-8, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the relevant information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation applies to certain financial instruments that are treated as paying U.S.-source interest, dividends or dividend equivalents or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). If required under FATCA, withholding applies to payments of FDAP income. While existing Treasury regulations would also require withholding on payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as paying U.S.-source interest or dividends, the U.S. Treasury Department has indicated in subsequent proposed regulations its intent to eliminate this requirement. The U.S. Treasury Department has indicated that taxpayers may rely on these proposed regulations pending their finalization. Because the treatment of the securities is unclear, it is also unclear whether and how the FATCA rules apply to the securities. However, it would be prudent to assume that withholding agents will treat coupon payments, and potentially other payments, with respect to the securities as subject to FATCA. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. If you are a non-U.S. holder, or a U.S. holder holding securities through a non-U.S. intermediary, you should consult your tax adviser regarding the potential application of FATCA to the securities.

THE TAX CONSEQUENCES OF OWNING AND DISPOSING OF THE SECURITIES ARE UNCLEAR. YOU SHOULD CONSULT YOUR TAX ADVISER REGARDING THE TAX CONSEQUENCES OF OWNING AND DISPOSING OF THE SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. FEDERAL OR OTHER TAX LAWS.

The preceding discussion constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

PRS-38